UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934

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CHANGE HEALTHCARE INC.

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Message from Our
Chairman and CEO

Howard Lance	Neil de Crescenzo
Chairman of the Board	President & Chief Executive Officer

Fiscal year 2021 was a pivotal year for Change Healthcare as we work to advance a simpler, more intelligent, and adaptive healthcare system.

Dear Fellow Stockholders,

On behalf of the Board of Directors and Change Healthcare team members, we thank you for your continued support. We’re immensely proud of our team’s hard work to address industry challenges and accelerate growth as we work to improve all aspects of the healthcare journey and drive the transformation of the US healthcare system.

The Board is intently focused on overseeing Change Healthcare’s commitment to maximizing long-term value for our stockholders. By concentrating on our long-term objectives and leveraging our well-established and scaled platform, a world-class solutions development team, a strong new business pipeline, and deep customer and partner relationships, we are poised to accelerate growth and create lasting value for our stockholders, customers, and employees alike.

Key Fiscal Year 2021 Accomplishments

Fiscal year 2021 was a pivotal year for Change Healthcare as we made financial gains and improvements across many of our business segments. We’re proud to highlight our achievements that underpinned our strong results in the following key areas:

Advanced and Scaled Technology

●	Announced new Artificial Intelligence models, trained by expert physicians, which extract meaningful diagnostic information from text in EHRs. The first application of this technology is within our InterQual AutoReview™ solution, which automates medical necessity reviews using real-time data from EHRs.

●	Unveiled nationwide Clinical Document Collector, a new cloud-based interoperability solution that makes it possible for customers to retrieve patient records quickly and easily from the industry’s leading electronic health record systems and other systems with world-class consent management and data security.

Strategic Acquisitions and Partnerships

●	Acquired strategic partners such as Nucleus.io, a leader in the development of advanced cloud-native imaging technologies, and Prometheus Analytics®, the industry-standard for value-based care reimbursement models based on episodes of care.

●	Extended our reach to more than 59,000 pharmacies in the US through the acquisitions of eRx Network and PDX, two leaders in the delivery of electronic solutions to the pharmacy industry. Our combined portfolio of Pharmacy Network and Software and Analytics solutions is accelerating new product development and improving our cross-selling opportunities.

●	Integrated our SmartPay™ Consumer Payment solution with Epic MyChart® and encrypted device integration within Epic Hyperspace®, allowing providers to offer their patients a wide range of payment options and giving providers a multi-channel payment solution.

Created Solutions that Address Social Determinants of Health to Drive Greater Equity in our Healthcare System

●	Announced, in collaboration with Amazon Web Services (AWS), a new Data Science as a Service (DSaaS) offering to drive improved outcomes and healthcare economics for vulnerable health communities.

●	In conjunction with collaborators like Mayo Clinic and the Duke University School of Medicine, launched Social Determinants of Health (SDoH) Analytics, a national data resource to help health systems, insurers, and life sciences organizations explore how geodemographic factors affect patient outcomes.

Responded to the Global Pandemic by Supporting Customers, Collaborating with Partners, and Creating New Solutions

●	Introduced National Payments Connector (NPx) for providers and payers to help eliminate millions of paper-based checks and remittances by making multi-payer electronic payment enrollment easy. Thousands of providers and hundreds of payers benefited from the cost savings of reduced paper processing while making it easier for employees working from home to process and post payments.

●	Announced a new consumer engagement and revenue cycle management solution for pharmacies that makes it easier for consumers to get COVID-19 testing in their local pharmacies. Pharmacies can electronically bill for COVID-19 tests just as easily as they bill for prescriptions and flu shots to better support their cash flow during the pandemic.

●	Enhanced Carnegie Mellon University’s Delphi Group’s COVIDcast real-time COVID-19 indicators by adding de-identified COVID-19 claims from Change Healthcare to its unique combination of survey, testing, and mobility data.

An Update on Diversity & Inclusion

In an effort to expand and enhance our culture of intentional inclusion, over the course of the past year, we focused on educating leaders about unconscious bias and continued to create forums to engage in discussions about topics of importance to our employees through our Conversations that Matter series.

Our Board is active in overseeing our diversity and inclusion efforts. In furtherance of our commitment to Board diversity, we have included a Board diversity matrix in the accompanying proxy statement, which reflects that 30% of our Board is diverse in terms of gender identity or demographic background. To ensure we remain committed to our diversity and inclusion efforts, our Board will continue to monitor our progress over time.

Building a Better Healthcare Experience Together

We remain focused on delivering the next phase of growth by working in partnership with our customers and other stakeholders throughout the industry as we continue to integrate our diverse capabilities to advance connectivity, enhance efficiency, and drive better experiences and outcomes throughout the healthcare industry.

Thank you for your support as a Change Healthcare stockholder.

Howard Lance Chairman of the Board	Neil de Crescenzo President & Chief Executive Officer

Tuesday, March 29, 2022 Time: 11:00 am EDT Place www.virtualshareholdermeeting.com/CHNG2022	Notice of Annual Meeting of Stockholders

To the stockholders of Change Healthcare Inc.:

You are receiving this proxy statement because you were a stockholder at the close of business on the record date of February 18, 2022 and are entitled to vote at our Annual Meeting of Stockholders. A list of these stockholders will be open for examination by any stockholder electronically during the meeting at www.virtualshareholdermeeting.com/CHNG2022 when you enter your 16-digit control number. Our Board of Directors is soliciting the accompanying proxy for use at the Annual Meeting. At the meeting, stockholders will act on the following items of business:

1.	Election of 10 director nominees named in the accompanying proxy statement.
2.	Advisory Vote to Approve Executive Compensation (“Say-on-Pay”).
3.	Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2022.
4.	Consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof

The 2022 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CHNG2022. To participate in the meeting, you must have your 16-digit control number that is shown on your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.

Your vote is very important to us. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the meeting. You can be sure your shares are represented at the meeting if you are a stockholder of record by promptly voting electronically over the Internet or by telephone or by returning your completed proxy card in the pre-addressed, postage-paid return envelope or, if your shares are held in street name, by returning your completed voting instruction card to your broker. If, for any reason, you desire to revoke or change your proxy, you may do so at any time before it is exercised. The proxy is solicited by the Board of Directors of Change Healthcare Inc.

The Annual Meeting does not relate to the pending transaction with UnitedHealth Group Incorporated. Until the transaction is completed, we will continue to function as an independent public company and therefore we are filing this Notice of Annual Meeting and Proxy Statement in the ordinary course. Please be advised, however, that we will not hold the Annual Meeting described in this Notice of Annual Meeting and Proxy Statement if the transaction is completed prior to holding the Annual Meeting.

Proxy materials were first sent or made available to stockholders beginning on or about February 28, 2022. The mailing address of our principal executive offices is Change Healthcare, 424 Church Street, Suite 1400, Nashville, TN 37219.

How to Vote

Your vote is important. You are eligible to vote if you were a stockholder of record at the close of business on February 18, 2022. Please read the proxy statement with care and vote using any of the following methods and your control number.

By Internet Using Your Computer Go to www.proxyvote.com and follow the instructions	By telephone Call 1-800-690-6903	By mail Sign, date and return your proxy card in the postage-paid envelope	Attend the Annual Meeting Vote electronically during the meeting at www.virtualshareholdermeeting. com/CHNG2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on March 29, 2022. The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

By order of the Board of Directors,

Zack Beasley
Corporate Secretary
February 28, 2022

Proxy Summary

This summary highlights certain information contained in this proxy statement and does not contain all of the information that you should consider in voting your shares. We encourage you to read the entire proxy statement and our annual report before voting.

Meeting Information

Meeting Date	Time	Location	Record Date
Tuesday, March 29, 2022	11:00 am EDT	www.virtualshareholdermeeting. com/CHNG2022	February 18, 2022

Stockholder Voting Matters

Proposal		Your Board’s Recommendation
Proposal 1.	Election of the 10 Directors Named in this Proxy Statement	FOR EACH NOMINEE	Page 14
Proposal 2.	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR	Page 28
Proposal 3.	Ratification of the Appointment of Deloitte and Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2022	FOR	Page 48

Our Company

We are a leading independent healthcare technology company that provides data and analytics-driven solutions to improve clinical, financial and patient engagement outcomes in the U.S. healthcare system. We are a key catalyst of a value-based healthcare system, accelerating the journey toward improved lives and healthier communities.

Director Nominees

Our Board recommends that you vote FOR each of the director nominees named below for terms that expire at the Fiscal 2023 Annual Meeting. Additional information about each nominee’s background and experience can be found beginning on page 14.

Neil E. de Crescenzo, 60	Howard L. Lance, 66	Nella Domenici, 61	Nicholas L. Kuhar, 36
President & Chief Executive Officer Change Healthcare Inc. Director Since: 2017 Other Public Boards: 0	Independent Former President & Chief Executive Officer, Maxar Technologies Inc. Director Since: 2017 Other Public Boards: 2	Independent Former Chief Financial Officer, Dataminr Director Since: 2020 Other Public Boards: 1 Committees: Audit, Compliance	Independent Managing Director, Blackstone Inc. Director Since: 2019 Other Public Boards: 0 Committees: Compensation, Nominating & Corporate Governance

Diana McKenzie, 57	Bansi Nagji, 56	Philip M. Pead, 69
Independent Former Global Chief Information Officer, Workday Inc. Director Since: 2019 Other Public Boards: 2 Committees: Audit, Compliance	Independent President, Healthcare GoodRx, Inc. Director Since: 2017 Other Public Boards: 0 Committees: Compensation, Nominating & Corporate Governance	Independent Managing Partner, Beacon Point Partners, LLC Director Since: 2017 Other Public Boards: 0 Committees: Audit, Compliance

Phillip W. Roe, 61	Neil P. Simpkins, 55	Robert J. Zollars, 64
Independent Senior Advisor, Martin Ventures, LLC Director Since: 2017 Other Public Boards: 0 Committees: Audit, Compliance	Independent Executive Advisor, Blackstone Inc. Director Since: 2017 Other Public Boards: 2 Committees: Compensation, Nominating & Corporate Governance	Independent Senior Advisor, Frazier Healthcare Partners LLC Director Since: 2017 Other Public Boards: 1 Committees: Compensation, Nominating & Corporate Governance

Corporate Responsibility

As we mature as a public company, we are committed to continuing to evolve our environmental, social and governance (“ESG”) practices, which we believe naturally align with our risk management efforts, and increasing our public disclosure of our ESG efforts.

Our Corporate Purpose

At Change Healthcare, we are inspiring a better healthcare system, and are driven by our vision, values, and code of conduct, which can be found at http://ir.changehealthcare.com. We accomplish this purpose by providing innovative data and analytics-driven solutions to improve clinical, financial and patient outcomes. Our values-Pursue Purpose, Be Agile, Champion Innovation, Include All, and Earn Trust-define how we conduct business, and drive us forward with the belief that we can make a difference. As part of our corporate purpose, we believe a socially responsible approach to operating our business is in the best interests of our stockholders, customers, employees, suppliers, and communities.

Key Focus Areas

A few of our key focus areas that support our commitment to ESG, include the following, each of which are overseen by our Board of Directors.

Data Privacy

Living our Motto: Privacy Is Everybody’s Business

As one of the largest administrative, financial and clinical healthcare networks in the United States, we are committed to responsible collection, processing, disclosure and protection of patient data.

We continuously monitor our Privacy Risk Management Framework across all levels and functions of the Change Healthcare organization through trained personnel. Our Enterprise Privacy Office has operationalized global privacy compliance with privacy automation tools that streamline management of program processes.

We utilize an integrated privacy impact assessment process for review of new and updated products and applications, as well as automated data privacy incident monitoring and reporting, risk scoring and decision-support to protect and safeguard our customers’ data.

Cybersecurity

We have a robust Information Security program that covers a range of cybersecurity activities with a primary objective of maintaining the confidentiality, integrity and availability of information under our care, while also meeting regulatory, compliance and customer requirements. Our cybersecurity program consists of a cross functional, risk-based approach to cybersecurity, including global 24 hours-a-day, 7 days-a-week cyber threat detection and alerting and remediation technologies designed to ensure that the risk of a cybersecurity breach is mitigated and that there is a clear response plan in the event of a breach.

Change Healthcare employees are engaged through annual code of conduct privacy and security training, role-based training, communication of targeted policies and job aids, and frequent outreach through various internal platforms.

Human Capital Management and Corporate Culture Highlights

Our culture is based on innovation, compliance and integrity with Leadership DNA driving our workforce’s behavior and supporting our values.

We aim to attract, develop, and retain our team members using the human capital management and corporate culture practices summarized below.

Human Capital Governance

☑	Our Board has oversight and receives regular updates on topics related to human capital management and corporate culture, including:
–	Privacy and information security
–	Retention
–	Enterprise compliance (including global Code of Conduct training)
–	Investigations, employee engagement, and survey results
–	Workforce health and safety
☑	Our Speak Up! culture encourages employees to raise concerns, including through our 24 hours-a-day, 7 days-a-week Ethics Line

Total Rewards, Health & Wellness

☑	Our total well-being strategy focuses on health, wealth, community, and life

☑	We provide competitive salary, annual incentive awards, health and wellness and retirement benefits, paid volunteer days, stress and financial management, work/life balance resources, mental health resources, and Teladoc Health access

Learning & Development

☑	We invest in our employees’ success through Change Healthcare University

☑	Innovation, compliance, integrity, and education are an integral part of our culture and employee experience

☑	We help our employees expand their knowledge and gain foundational understanding through consistent education and training

☑	Our monthly communication program, Innovation @ Change, shows how we use innovations like artificial intelligence, our API Marketplace, and our Innovation Framework to enhance the skills and capabilities of our team members

Awards & Industry Recognition

☑	Our compliance training, “Integrity in Action,” has broken the mold with its use of state-of-the art learning theories, “Integrity Talk” Training videos, and social media-esque design. It has won 11 national recognitions, including the elite Brandon Hall Group Human Capital Excellence Gold Award

☑	We scored a 90 out of 100 on the Human Right’s Campaign’s Corporate Equality Index (for LGBTQ+ equality) and the Disability Equality Index (DEI) Best Places to Work for DisabilityIN

Community

☑	Through our Pursue Purpose value, we can improve a person’s life. Our workforce is dedicated to providing support and care to our communities, which is grounded in this value as we inspire a better healthcare system

☑	Our community giving takes many forms, including corporate partnerships, local partnerships, business resource groups, community giving awards, and volunteer days

☑	The Hands Across Change Healthcare Fund is our own 501(c)(3) dedicated to helping employees who are experiencing economic hardships

☑	In fiscal year 2021, our employees continued to creatively explore opportunities to volunteer their time to give back to our communities throughout the U.S. and Canada

☑	We donated to organizations we believe will make the biggest impact in advancing social justice

☑	We launched an employee matching gifts program to match employee donations annually

Environmental Sustainability
☑	We share a commitment that aims to consciously operate our business in a manner that aligns with environmentally sound best practices and reduces our carbon footprint and that of our customers

☑	We contribute to sustainable development and positively impact the achievement of global environmental objectives by:
•	Contributing to sustainable energy use by operating with cloud-based solutions

•	Mitigating climate change by operating with cloud-based solutions
☑	We expect our suppliers to share our commitment by responding to challenges posed by climate change, which is outlined in our public Supplier Code of Conduct

☑	We exceed efficiency standards for our data center functionality, and we utilize continuous improvement models to excel in energy conservation

☑	Our primary data center is Energy Star compliant and we audit our power use and infrastructure to take advantage of programs that drive efficiency

☑	We adhere to the standards established by the National Security Agency and National Institute for Standards and Technology (NIST) SP 800-88 regarding equipment sanitation and e-waste disposal for all our data centers and remote sites

☑	We partner with sustainability partners to operate in environmentally responsible ways, including through our robust recycling programs, janitorial contracts, new construction, lighting efficiencies, new furniture buys, document storage and shredding, central storage, and moving

Culture of Compliance

The people of Change Healthcare are the heart of compliance and must be the focus of our program.

Diversity & Inclusion
☑ Our mission is simple - Different backgrounds, same values, one vision.

We pursue our mission by:
•	Creating and supporting a diverse workforce

•	Developing a culturally competent organization

•	Building an inclusive culture

•	Empowering diverse product and solution technologies

☑	Four pillars of our diversity and inclusion include: People, Environment, Business, and Compliance

☑	We prioritize diversity and inclusion training for our employees, including Unconscious Bias Training

☑	Our Business Resource Groups consists of: Pride (LGBTQ+) at Change, African American Voices for Change, Asian Professionals at Change, Young Professionals Making Change, Women for Change, Disability @ Change, Veterans for Change and Hispanic Comunidad de Change

Board and Management Engagement

Our Board is active in overseeing our diversity and inclusion efforts and receives periodic updates from our CEO regarding diversity and inclusion at Change Healthcare. Our leadership team provides regular updates to our Board.

To ensure we remain committed to our diversity and inclusion efforts, our Board will monitor our progress over time.

Proposal 1

Election of Directors

Election of 10 Directors

•	Neil E. de Crescenzo

•	Howard L. Lance

•	Nella Domenici

•	Nicholas L. Kuhar

•	Diana McKenzie

•	Bansi Nagji

•	Philip M. Pead

•	Phillip W. Roe

•	Neil P. Simpkins

•	Robert J. Zollars

Above are our 10 nominees for election as Director, each of whom currently serves on the Board. Each nominee has stated his or her willingness to serve on the Board. All of our Director nominees who are elected at the 2022 Annual Meeting will be elected for a one-year term expiring at the annual meeting of stockholders to be held during the fiscal year ending March 31, 2023 when their successors are duly elected and qualified in accordance with our Company’s amended and restated bylaws (the “Amended and Restated Bylaws”), (or earlier upon their resignation, removal or death). A plurality of the votes cast in the election of Directors at the Annual Meeting is required for the election of Directors.

For each of the 10 nominees for election as Directors at the 2022 Annual Meeting, set forth below is information as to the principal occupation of each Director during at least the past five years, the other public company directorships and the experience, qualifications, and skills that, in the opinion of the Nominating and Corporate Governance Committee and the Board, provide an appropriate mix of experience and skills relevant to the size and nature of our business and make the individual qualified to serve as a Director of the Company.

Director Nominees for Election at the 2022 Annual Meeting

Neil E. de Crescenzo
Age: 60 Director since: 2017 Other Public Boards: 0

Occupation:

•  President and Chief Executive Officer, Change Healthcare Inc.

Director Highlights:
Mr. de Crescenzo brings significant management and leadership experience as a member of our Management team and from his service in multiple management and leadership positions within large providers of software and technology products and services, as well as his many years of experience in the healthcare software and information technology industries.

Experience:

•  Mr. de Crescenzo has served as President and Chief Executive Officer of Change Healthcare since 2017. Prior to joining Change Healthcare, he served as Chief Executive Officer and a member of the board of directors of Legacy Change Healthcare from 2013 to the closing of the Joint Venture Transactions in 2017. Prior to Change Healthcare, he served as Senior Vice President and General Manager of Oracle’s Global Health Sciences business from 2006 to 2013. Prior to that, he spent a decade at IBM Corporation from 1996 to 2006.

•  He currently serves on the board of directors of the Middle Tennessee American Heart Association, and is a member of the executive committee of the board of directors of the Healthcare Leadership Council.

Howard L. Lance
Age: 66 Director since: 2017 Independent Chairman of the Board Other Public Boards: 2

Occupation:

• Former President and Chief Executive Officer, Maxar Technologies Inc.

Director Highlights:

Mr. Lance brings over three decades of extensive management and leadership skills developed in his many years as a senior executive officer, and director of large, public companies. This experience provides an informed perspective on industry matters, technology, government and regulatory concerns pertinent to Change Healthcare’s business.

Experience:

•  Mr. Lance was appointed Chairman of the Board of Directors of Change Healthcare in 2020, following the completion of the split-off of McKesson Corporation’s ownership interest in Change Healthcare. He also serves as Chairman of the board of Summit Materials. He began serving on the board of Summit Materials in 2012 and was appointed Chairman of the board of directors in 2013. In February 2021, Mr. Lance was appointed as a director of New Vista Acquisition Corp., a special purpose acquisition company focused on emerging technologies for aerospace and defense markets. In addition, Mr. Lance served on the board of directors for legacy Change Healthcare from 2012 to 2013 and was chairman of the board from 2013 to 2017.

•  Mr. Lance served as Executive Advisor to the Blackstone Group between 2012 and 2016.

•  He previously served as President and Chief Executive Officer of Maxar Technologies from 2016 to 2019. He also served as Chairman, President and Chief Executive Officer of Harris Corporation from 2003 to 2011.

•  Mr. Lance served as a director on the boards of Ferrovial S.A. from 2014 to 2016, Eastman Chemical Company from 2005 to 2014, Stryker Corporation from 2009 to 2014, and Aviat Networks from 2007 to 2009.

•  Mr. Lance has been widely recognized for his business achievements and civic engagement. He received honorary Doctor of Science degrees from the University of Central Florida and the University of Florida, and an honorary Doctor of Humane Letters from Bradley University. He was appointed to the National Security Telecommunications Advisory Committee by President George W. Bush. He has been nationally honored by the American Business Awards, the American Electronics Association, and Ernst & Young.

Nella Domenici
Age: 61 Director since: 2020 Independent Committee Assignments: • Audit, Compliance Other Public Boards: 1

Occupation:

•  Former Chief Financial Officer, Dataminr

Director Highlights:

Ms. Domenici is a C-suite executive, board director, and philanthropist.

Experience:

• During 2020 and 2021, Ms. Domenici was the Chief Financial Officer and member of the Executive Committee at Dataminr, a leading high-growth artificial intelligence company that is late-stage venture backed. In her senior executive role, Ms. Domenici was responsible for legal, compensation, strategy, accounting, financial planning and analysis, investor relations, corporate finance, fundraising, capital structure, tax M&A and partnership, and real estate and workplace operations.

• Ms. Domenici serves on the board of directors of AllianceBernstein and on AllianceBernstein’s audit committee, a position she has held since early 2020.

• She previously served as Chief Financial Officer and a member of the Operating Committee from 2015 to 2018 at Bridgewater Associates, a hedge fund with more than $140 billion in assets under management. Her responsibilities included accounting, budgeting, revenue management, corporate finance and capital structure, tax, shareholder services, strategic initiatives, compensation, and technology investment. From 2012 to 2015, Ms. Domenici was a strategic advisor to Bridgewater’s Management Committee focusing on evolving governance, board and leadership initiatives.

• Prior to joining Bridgewater, she held senior managerial, investment banking and strategic positions including: Citadel Investment Group, where she was a member of the Management Committee focusing on strategy and planning; Credit Suisse, where she was Head of Middle Market Mergers and Acquisitions; and The Monitor Consulting Group, where she focused on healthcare. In addition, she is a proven entrepreneur, having founded a successful consulting firm that advised family-owned, private equity, venture-backed and real estate companies.

• Ms. Domenici is a dedicated advocate and champion in the areas of education, healthcare, and economic development. She co-founded the Excellent Schools of New Mexico, a leading nonprofit organization that supports charter schools in underserved communities, and serves on the Board of Regis High School in New York City, the county’s premier full-scholarship Jesuit college preparatory institution. In addition, she is on the board of Los Alamos National Laboratory Foundation, which is dedicated to improving education. Ms. Domenici previously served on the Board of One World Surgery, which provides access to quality surgical care globally. She was also a member of the Bipartisan Policy Center Behavioral Health Integration Task Force, where she championed initiatives addressing mental illness across the country. She currently serves on the advisory board of the International Folk-Art Market, which generates economic opportunities for folk artists worldwide, particularly women in developing countries.

• Ms. Domenici graduated with an M.B.A. from Harvard Business School, where she was a Baker Scholar, and earned her J.D. from Georgetown University Law Center.

Nicholas L. Kuhar
Age: 36 Director since: 2019 Independent Committee Assignments: • Compensation, Nominating & Corporate Governance Other Public Boards: 0

Occupation:

• Managing Director, Blackstone Inc.

Director Highlights:

Mr. Kuhar has significant financial and investment experience and strategic skills gained through his experience with Blackstone portfolio companies.

Experience:

• Mr. Kuhar is a Managing Director at Blackstone in the Private Equity Group, a position he has held since 2021. From 2014 until 2021, he was a Principal at Blackstone in the Private Equity Group.

• He serves on the board of directors of private companies MB Aerospace and Service King.

• Prior to Blackstone, Mr. Kuhar was at Bain Capital, where he evaluated and executed private equity investments across several industries in the U.S. and Japan.

• Mr. Kuhar’s previous experience includes McKinsey & Company, where he was a member of the Corporate Finance practice.

• He served on the board of directors of privately-held HealthMarkets, Inc.

Diana McKenzie
Age: 57 Director since: 2019 Independent Committee Assignments: • Audit, Compliance Other Public Boards: 2

Occupation:

• Former Global Chief Information Officer, Workday, Inc.

Director Highlights:

Ms. McKenzie brings over three decades of significant management, technology, and healthcare industry experience to the Board. She is a technology leader and innovator with deep digital, technology, cybersecurity, regulation, and global operations experience and has directed teams for large biotechnology and pharmaceutical companies.

Experience:

•  Ms. McKenzie has served as a Special Advisor of Brighton Park Capital since 2019. She has been an Executive in Residence at Metis Strategy, a management and strategy consulting firm since 2019. Ms. McKenzie is an Executive Advisor to World50’s CIO community and remains active as a CIO advisory council member for several VC firms.

•  She was appointed to the board of directors of Vertex Pharmaceuticals in June 2020 and also serves on the board of MetLife and on MetLife’s audit and finance and risk committees, a position she has held since 2018. She also joined the board of directors of Paradox in July 2020 and GenapSys Inc. in May 2021, both private companies.

•  She served in leadership positions at Amgen for over a decade as Senior Vice President and Chief Information Officer and Vice President of Information Systems, responsible for leading Amgen’s Global IS Infrastructure, Enterprise Architecture and Information Systems Security and Compliance organizations from 2010 to 2016.

•  She served as Group Director at Eli Lilly and Company as the Information Officer, Product Development and Commercialization IT and a variety of Information Systems Leadership roles for over 17 years supporting Research & Development, Corporate Engineering, Human Resources, and IT Architecture, Strategy, and Planning.

•  She has been recognized by the National Diversity Council in 2015 as one of the nation’s Most Powerful Women in Technology and by the San Francisco Business Times on their Forever Influential Women’s list.

Bansi Nagji
Age: 56 Director since: 2017 Independent Committee Assignments: • Compensation, Nominating & Corporate Governance Other Public Boards: 0

Occupation:

• President, Healthcare, GoodRx, Inc.

Director Highlights:

Mr. Nagji brings over 25 years of experience in healthcare, global strategic planning and development, growth management, innovation, and corporate M&A, and is a recognized thought leader.

Experience:

•  Mr. Nagji previously served as Executive Vice President of Corporate Strategy and Business Development for McKesson Corporation, a position he held from 2015 to 2020. He was responsible for guiding strategy development with McKesson’s business unit leaders, leading mergers and acquisitions, and helping to foster innovation across the company.

•  Prior to joining McKesson, he served as a principal of Deloitte Consulting, LLP and Global Leader, Monitor Deloitte from 2013 to 2015.

•  He also served on the Board of Directors of Deloitte LLP between 2013 and 2015.

•  Prior to that, Mr. Nagji served at Monitor Group, a global strategy consulting firm, for 20 years where he was a senior partner and its President when the firm merged with Deloitte.

•  Mr. Nagji has authored several papers and articles on the topic of innovation, including articles for Harvard Business Review, Pharmaceutical Executive, The Conference Board Review, and Rotman Magazine.

•  Mr. Nagji has been recognized multiple times by EMpower as a senior executive role model for minorities in the workplace. He is also an active supporter of several not-for-profit organizations.

Philip M. Pead
Age: 69 Director since: 2017 Independent Committee Assignments: • Audit, Compliance (Chair) Other Public Boards: 1

Occupation:

• Managing Partner, Beacon Point Partners, LLC

Director Highlights:

Mr. Pead is an industry veteran with more than 25 years of experience in the software industry. As the former chairman and chief executive officer of several publicly traded healthcare companies, Mr. Pead brings significant leadership skills and intimate knowledge of the healthcare industry. He has extensive management experience, developed through years of integrating acquired companies, improving operating efficiencies and margins, managing complex regulatory compliance matters, and growing businesses.

Experience:

•  Mr. Pead serves as Managing Partner at Beacon Point Partners, LLC a position he has held since 2007.

•  Mr. Pead served on the board of legacy Change Healthcare from 2012 to 2017, and from 2009 to 2011.

•   In March 2021, Mr. Pead was appointed as a director of Agile Growth Corp, a special purpose acquisition company, and also serves as chair of the audit committee. In addition, Mr. Pead serves on the board of Modernizing Medicine, Inc., a private company, a position he has held since 2018, where he is the chair of the compliance committee and a member of the compensation committee.

•  He served as Executive Chairman, President and Chief Executive Officer of Progress Software Corp. from 2012 until 2016.

•  Prior to that, he served as Executive Chairman and Interim Chief Executive Officer of Progress Software Corp., a position he briefly held in 2012 and as non-executive chairman beginning in 2012, having joined the Progress Software Corp. board of directors as Non-Executive Chairman in 2011.

•  Prior to that, Mr. Pead served as Chairman of the board of directors of Allscripts Healthcare Solutions, Inc. from 2010 to 2012 following Allscripts’s acquisition of Eclipsys Corporation where he had served as President and Chief Executive Officer since 2009.

•  Mr. Pead serves on the board of directors and as Secretary of the Posse Foundation, a non-profit that is focused on expanding the pool from which top colleges and universities can recruit young leaders from diverse backgrounds. He is the founding Chairman of the Posse Foundation in Atlanta.

Phillip W. Roe
Age: 61 Director since: 2017 Independent Committee Assignments: • Audit (Chair), Compliance Other Public Boards: 0

Occupation:

• Senior Advisor, Investment Committee, Martin Ventures, LLC

Director Highlights:

Mr. Roe brings over 20 years of experience in the healthcare industry as a former chief executive officer and chief financial officer for a public company. He brings to Change Healthcare extensive leadership, financial, and accounting experience.

Experience:

•  Mr. Roe serves as Senior Advisor and a member of the Investment Committee at Martin Ventures, a position he has held since 2018. Martin Ventures is a private family-owned venture capital fund focused on healthcare technology.

•  Previously, he served as Chief Executive Officer of Martin Ventures from 2015 to 2018.

•  He served on the board for legacy Change Healthcare from 2015 to 2017.

•  Mr. Roe served as Senior Vice President of Finance at Tenet Healthcare from 2013 to 2015, following Tenet’s acquisition of Vanguard Health Systems. At Vanguard Health Systems, he served as the Executive Vice President and Chief Financial Officer from 2007 to 2013 until it was acquired by Tenet.

•  Prior to that, he was the Chief Accounting Officer of Vanguard Health Systems.

Neil P. Simpkins
Age: 55 Director since: 2017 Independent Committee Assignments: • Compensation (Chair), Nominating & Corporate Governance Other Public Boards: 2

Occupation:

• Executive Advisor, Blackstone Inc.

Director Highlights:

Mr. Simpkins brings over two decades of significant financial and investment experience and executive management and strategic skills gained through his experience with Blackstone portfolio companies, along with deep institutional knowledge coupled with his additional board experience with several private and public companies.

Experience:

•  Mr. Simpkins is an Executive Advisor at Blackstone. Prior to that role, he served as a Senior Managing Director at Blackstone in the Private Equity Group from 1999 to 2022 and had global responsibility for portfolio management activities and investments in the healthcare services, packaging, and industrial sectors.

•  Mr. Simpkins serves on the board of directors of Apria Healthcare Group and chairman of the board of directors of Gates Corporation in addition to serving on the board of Team Health, a private company.

•  Previously, he served on the board of directors for legacy Change Healthcare from 2011 to 2017, and he was Chairman of the Board from 2011 to 2013.

•  Before joining Blackstone, Mr. Simpkins was a Principal at Bain Capital. While at Bain Capital, Mr. Simpkins was involved in the execution of investments in the consumer products, industrial, healthcare, and information industries. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in the Asia Pacific region and in London.

•  He serves as Chairman of Americans for Oxford, Inc., Oxford University’s primary charitable organization in North America. Mr. Simpkins is also a Trustee of the Brooklyn Museum and serves as the Treasurer.

Robert J. Zollars
Age: 64 Director since: 2017 Independent Committee Assignments: • Nominating & Corporate Governance (Chair), Compensation Other Public Boards: 1

Occupation:

• Senior Advisor, Frazier Healthcare Partners LLC

Director Highlights:

Mr. Zollars brings over three decades of management and industry experience, having led a number of healthcare companies. He also has substantial governance experience as a National Association of Corporate Directors Board Leadership fellow and having served on a number of corporate boards of directors.

Experience:

•  Mr. Zollars serves as Senior Advisor at Frazier Healthcare Partners, a position he has held since 2015. He has served as a member of the board of directors at Five9 since 2013 and private company Kate Farms since 2015. He has served as chairman of the board of directors at Parata (formerly TCGRx) since 2017 and as lead director at GenapSys, both private companies.

•  Mr. Zollars served as Chairman and Chief Executive Officer of Vocera Communications, a leading provider of intelligent communication solutions for mobile workers which focuses on healthcare communications and workflow, from 2007 to 2013.

•  He served one year as Chief Executive Officer of Wound Care Solutions, an operator of outsourced chronic wound care centers, from 2006 to 2007. Mr. Zollars served as Chairman and Chief Executive Officer at healthcare technology company Neoforma from 1999 to 2006, having arrived after a long career in healthcare technology and services.

•  He serves as Co-Chairman of the Trustees of Arizona State University.

☑	Your Board unanimously recommends a VOTE FOR each Nominee

Corporate Governance

Our Board sets high standards for our company’s officers, management, and employees. Implicit in this philosophy is the importance of sound, transparent, and effective corporate governance. The Board operates pursuant to our Corporate Governance Guidelines, which can be found at http://ir.changehealthcare.com. The information contained on or accessible through our website is not considered part of this proxy statement.

Board Oversight

Risk Oversight

The Board retains broad responsibility for significant risks while delegating certain specific risk oversight responsibilities to its committees. The Board oversees our risk management activities through a combination of processes, including direct engagement with management.

Consistent with our leadership structure, the Board reviews and discusses with management our guidelines and policies with respect to risk assessment and the steps management has taken to monitor and control such exposures.

Cybersecurity Oversight

The Compliance Committee receives quarterly reports from our Chief Information Security Officer regarding a range of cybersecurity activities that meet regulatory and customer requirements while maintaining the confidentiality and integrity of information under our care. Our cybersecurity program consists of a cross functional, risk-based approach to cybersecurity, including global 24 hours-a-day, 7 days-a-week cyber threat detection and alerting and remediation technologies designed to ensure that the risk of a cybersecurity breach is mitigated and that there is a clear response plan in the event of a breach.

Data Privacy Oversight

Our Chief Privacy Officer reports to the Compliance Committee on a quarterly basis regarding the Company’s data privacy activities, including the development and maintenance of a robust Privacy Risk Management Framework with ownership and oversight by the Enterprise Privacy Office, the business unit privacy and compliance teams, and other appropriate stakeholders. We seek to protect and safeguard our customers’ data through an integrated privacy impact assessment process for review of new and updated products and applications, as well as through automation of data privacy incident monitoring and reporting, risk scoring and decision-support.

Compensation Risk Oversight

In administering our compensation program, the Compensation Committee strives to achieve a balance among the elements of compensation to accomplish the objectives of the program. The Compensation Committee reviews the Company’s overall compensation program in the context of the risks that may be presented by the structure of our compensation program and the metrics used to determine compensation under that program. Based upon this review, the Compensation Committee believes that our compensation program does not create a reasonable likelihood of a material adverse effect on the Company.

Government Affairs Oversight

The Board maintains oversight of our government affairs and any risk related to the reputational harm that can be caused through the misalignment of political spending in the form of soft money contributions or payments to trade associations. The Board oversees management to ensure that Change Healthcare’s political activities align with our core values and code of conduct while avoiding risk to stockholders.

Our state and federal lobbying efforts center on sharing industry best practices to help inform policymakers and support sound policy decisions. To date, we have no staff registered as lobbyists. Our contracted lobbyists and lobbying expenditures, which average less than $300,000 per year, are made transparent through required state and federal reporting. Currently, we do not have a PAC organization, and make no political contributions.

Environmental, Social and Governance Oversight

In accordance with our Corporate Governance Guidelines, our Board monitors Change Healthcare’s performance on its financial objectives, strategies, goals, compliance and risk mitigation and handling of any risks or emerging risks arising from environmental, social and governance (ESG) matters, as well as the performance of management.

Anti-Harassment, Anti-Retaliation, Non-Discrimination Oversight

Matters such as sexual harassment, retaliation or discrimination of any kind are strictly prohibited at Change Healthcare. Our comprehensive policies apply to our Board, senior management, employees, and any contingent workers or business partners of Change Healthcare.

Because these matters have the ability to be disruptive to our business, cause reputational harm and decrease value for our stockholders, the Board oversees management’s handling of matters involving sexual harassment, retaliation, or discrimination and exercises its authority to address such matters independently of management.

COVID-19 Oversight

Since the beginning of the outbreak of COVID-19 (coronavirus), our Board has closely monitored Change Healthcare’s business and response, receiving frequent updates and briefings from management who, under the leadership of our Chief Executive Officer and executive leadership team, have been able to maintain business continuity, proactively act in the best interests of our business and stockholders over the short and long term, and maintain the health and safety of our most valuable asset - our employees.

Board’s Role in Long-Term Strategic Planning

Our Board takes an active role engaging with management to formulate Change Healthcare’s long-term strategy for stockholder value creation.

The Board and management deliberate on the execution of Change Healthcare’s long-term strategic plans, the status of key strategic initiatives, opportunities and risks facing Change Healthcare. Additionally, our Board periodically devotes time to conduct a long-term strategic review with management. During these reviews, our Board and management discuss, among other things, emerging innovations, competition, risks to the business, technological and industry trends, and short and long-term plans and priorities for each of our business units.

Through these processes, our Board focuses its collective experience and perspective on the most critical long-term strategic issues and opportunities facing Change Healthcare.

Committees of the Board

Board Committees

To support sound, transparent and effective corporate governance, our Board delegates certain responsibilities to our Board committees. We have four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Compliance Committee. Each director who serves on our committees is independent. The Board may also establish, from time to time, any other committees that it deems necessary or desirable. The committee charters for the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee are available on our Investor Relations section of our corporate website at http://ir.changehealthcare.com under Corporate Governance. Directors serve on these committees until otherwise determined by our Board.

Committee Composition

Committees	Diana McKenzie	Neil Simpkins	Nicholas Kuhar	Philip Pead	Phillip Roe	Robert Zollars	Nella Domenici	Bansi Nagji
Audit	✔			✔			✔
Compensation			✔			✔		✔
Nominating & Corporate Governance		✔	✔					✔
Compliance	✔				✔		✔
indicates the chair of the relevant committee.
✔	indicates committee membership.

Board and Committee Responsibilities

Meetings and Attendance

All Directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and any meeting of stockholders. When applicable, Directors are encouraged to attend such meetings in person but may also attend by telephone or video conference.

Our Board met 13 times during fiscal year 2021.

In fiscal 2021, each director attended our annual meeting of stockholders and 100% of the meetings of the Board and committees on which he or she served as a member.

Committee Responsibilities

The following functions are the common recurring activities of our Board committees in carrying out their responsibilities. These functions serve as a guide, with the understanding that our committees may carry out additional functions and adopt additional policies and procedures as may be required or appropriate in light of changing business, legislative, regulatory, or other conditions. Our committees may also carry out any other responsibilities and duties delegated to them by the Board from time to time.

Audit Committee
Members: Phillip Roe (Chair), Nella Domenici, Diana McKenzie, Philip Pead Number of Meetings Held: 8

• Engage and monitor independent registered public accounting firm

• Review the quality and integrity of the accounting and financial reporting process

• Oversee internal audit

• Review and approve legal and regulatory requirements applicable to financial statements and accounting

Compensation Committee
Members: Neil Simpkins (Chair), Nicholas Kuhar, Bansi Nagji, Robert Zollars Number of Meetings Held: 5	• Set compensation for executive officers and directors • Monitor incentive and equity-based compensation plans • Oversee, approve and evaluate the continuity/succession planning process

Nominating and Corporate Governance Committee
Members: Robert Zollars (Chair), Nicholas Kuhar, Bansi Nagji, Neil Simpkins Number of Meetings Held: 4

• Establish and monitor board selection, composition and evaluation

• Recommend, review and establish committee selection, composition and evaluation

• Review the adequacy and development of sound corporate governance

Compliance Committee
Members: Philip Pead (Chair), Nella Domenici, Diana McKenzie, Phillip Roe Number of Meetings Held: 4

• Oversee compliance with applicable laws and regulations

• Review the code of business conduct

• Review the compliance and ethics program plan

• Advise on policies and procedures

• Oversee and monitor the compliance, privacy and information security programs

• Direct compliance and ethical education and training programs

• Manage procedures for receipt, retention, and treatment of complaints

• Review the function, organizational structure, and activities of the compliance functions

Board Independence

Independence Standards and Independence of Directors

Independent Directors of Change Healthcare are determined according to Rule 5605(a)(2) of the Nasdaq listing requirements. The Nasdaq independence requirements include a two-part test: (i) the director must not be an employee of the Company and must not engage in various types of business dealings with the Company and (ii) the Board affirmatively determines that the Director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

In making these determinations, our Board broadly considers all relevant facts and circumstances, including detailed written information provided by each Director regarding each Director’s business and personal activities as they may relate to the Company and our management.

Majority of Independent Directors

9 of our 10 Director nominees are independent of Change Healthcare and management, in accordance with Nasdaq requirements and our Corporate Governance Guidelines.

Our Chief Executive Officer, Neil de Crescenzo, is the only member of the Board who is not independent.

Independent Advisors

In addition, our Board and each committee has the power to retain, terminate and approve the fees of independent consultants, legal, financial, accounting and other advisors, at Change Healthcare’s expense, as necessary and appropriate and in accordance with our Board committee charters, to assist in their duties to Change Healthcare and our stockholders.

Board Committee Independence

Committee Independence

All Board committees are comprised of independent Directors, as required by SEC rules and the listing rules of the Nasdaq Stock Market applicable to Board and committee service.

Financial Expertise

Each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, Mr. Roe and Ms. Domenici meet the Nasdaq listing standard of financial sophistication and are “audit committee financial experts” under the SEC rules.

Board Composition and Leadership Structure

Board Composition and Leadership Structure

In accordance with our Corporate Governance Guidelines, we believe that it is important that our Board retain the flexibility to optimally address the needs of our business. At this time, we believe it is in the best interest of the business and our stockholders that the roles of Chair and Chief Executive Officer be separate.

Our President and Chief Executive Officer, Neil de Crescenzo, is a member of our Board as a non-independent Director. In choosing our Chief Executive Officer, the Board considered Mr. de Crescenzo’s significant management and leadership experience as a member of our management team and from his service in multiple management and leadership positions within large providers of software and technology products and services and Mr. de Crescenzo’s many years of experience in the healthcare software and information technology industries.

Howard Lance is Chairman of the Board. Mr. Lance brings extensive leadership and management skills developed through his prior services as a chief executive officer and director of other public companies, in addition to his past experience as chairman of legacy Change Healthcare. Mr. Lance presides over our Board meetings as Chairman of the Board.

Qualifications of Directors

In accordance with our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee monitors the mix of specific experience, qualifications and skills of our Directors in order to assure that our Board, as a whole, has the necessary tools to perform its oversight function effectively in light of Change Healthcare’s business, structure and risk.

In determining the qualifications of our Directors, our Nominating and Corporate Governance Committee considers individual qualifications which include strength of character, mature judgment, industry knowledge related to Change Healthcare, independence of thought and an ability to work collegially with the other directors serving on our Board. In assessing the diversity of skill sets for our Directors, and in accordance with our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee considers various and relevant career experience, diversity of background, existing commitments to other companies, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, relevant technical skills, relevant business or government acumen, financial and accounting background, technology background, healthcare background, compliance background, executive compensation background and the size, composition and combined expertise of our existing Board. While neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy regarding diversity, they evaluate each candidate in the context of the Board’s membership as a whole and seek to achieve a mix of members that represents a diversity of background and experience in order to promote the representation of diverse views on the Board.

Board Diversity Matrix

The table below provides certain highlights of the composition of our Board as of February 28, 2022. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of February 28, 2022)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	7	—	1
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1

Succession Planning

Our Chairman oversees and facilitates, in consultation with our Chief Executive Officer and our Chief People Officer, annual review of a succession plan relating to our Chief Executive Officer and other executive officers that is developed by management. Our Board also delegates oversight of the succession plan developed by management to the Compensation Committee of the Board. The succession plan includes, among other things, an assessment of the experience, performance and skills for possible successors to our Chief Executive Officer. In addition, our Board approves and maintains a process regarding Chief Executive Officer succession in the event of an emergency or other sudden temporary or permanent absence of our Chief Executive Officer or executive officers.

Board Governance

Board and Committee Self-Evaluations and Individual Director Evaluations

Acting through the Nominating and Corporate Governance Committee and with the assistance of our Chairman, the Board conducts a self-evaluation periodically to determine whether it and its committees are functioning effectively.

The fiscal 2022 self-assessment process produced constructive feedback aimed at improving the performance and contribution of the Board and each committee. The evaluations addressed the Board’s knowledge and understanding of, and performance with respect to, the Company’s business, strategy, values and mission, the appropriateness of the Board’s structure and composition, the communication among the directors and between the Board and management, and the Board’s meeting process. Each committee reviewed, among other topics, how the committee has satisfied the responsibilities contained in its charter in the past year as well as the organization of the committee, the committee meeting process, and the committee’s oversight.

Board Nomination Process, Identifying Nominees for Election to the Board, Newly Appointed Directors

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending nominees for election to our Board. Final selection of Director nominees for election remains within the sole discretion of our Board.

Depth of experience, fitness and the ability to make meaningful contributions to our Board’s oversight of the business and affairs of Change Healthcare in addition to a willingness to exercise independent judgment, and an impeccable reputation for honest and ethical conduct that aligns with our core values, are important factors when identifying opportunities to add new directors to our Board. Additionally, in identifying new Director candidates, our Board evaluates a candidate’s time commitments to ensure the appropriate amount of time, energy, and care is given to the needs of our business.

Our Nominating and Corporate Governance Committee often identifies potential director candidates by asking current directors and executive officers for their recommendations of persons they believe possess the right mix of criteria and qualifications, and are prepared to represent the best interests of Change Healthcare and our stockholders. Our Nominating and Corporate Governance Committee may also engage firms that specialize in identifying director candidates to our Board. Director nominations also may be made at the recommendation of stockholders pursuant to our Amended and Restated Bylaws.

Our Nominating and Corporate Governance Committee will evaluate candidates for nomination for election to the Board of Directors, including those recommended by stockholders on a substantially similar basis as it considers other nominees. Our amended and restated bylaws establish advance notice procedures with respect to the nomination of candidates for election as Directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

Our stockholders agreement grants Blackstone the right to designate nominees to our Board of Directors subject to the maintenance of certain ownership requirements. Mr. Nicholas L. Kuhar, an employee of Blackstone, and Mr. Neil P. Simpkins, executive advisor to Blackstone, were designated by Blackstone in accordance with the stockholders agreement. For additional information on our stockholders agreement, see “Certain Relationships and Related Transactions-Stockholders Agreement.”

Executive Sessions

Executive Sessions of Independent Directors

To ensure free and open discussion and communication, independent Directors have the opportunity to meet in executive session with no members of management present from time to time. Our Chairman convenes and chairs such sessions. In fiscal year 2021, the Board met 9 times in executive session.

Director Orientation and Continuing Education

Management, working with our Board, provides an orientation process for new Directors and coordinates Director continuing education programs. The orientation programs are designed to familiarize new Directors with Change Healthcare’s businesses, strategies, significant financial, accounting and risk management issues, corporate governance and compliance policies, and internal and external auditors. As appropriate, management creates opportunities for additional educational sessions for our Directors on matters relevant to Change Healthcare, our business, and our industry, as well as educational programs relevant to their director responsibilities.

Stockholder Engagement

Our Board and management believe engagement with our stockholders is a hallmark of sound, transparent and effective corporate governance. Consistent with our core values, we earn trust and include all. When we include all, we celebrate different ways of thinking and know that great perspectives come from outside the boardroom.

Stockholder Communications with Directors

Anyone who would like to communicate with, or otherwise make any concern known directly to the chairman of any of the Audit, Compensation, Nominating and Corporate Governance and Compliance Committees, the Chairman of the Board, or to the independent Directors as a group, may do so by addressing such communications or concerns to our Corporate Secretary, Attention: Zack Beasley, 3535 Piedmont Rd, Building 14, Suite 600, Atlanta, GA 30305 or corporatesecretary@changehealthcare.com who will forward such communications to the appropriate party.

Stock Ownership Guidelines for Directors

The Compensation Committee established stock ownership guidelines for our Directors to encourage these individuals to maintain a significant ownership interest in the Company. Each Director is required to own Change Healthcare Inc. common stock equal in value to at least five times his or her annual cash retainer fees, excluding any fees received for serving as chair of a committee. For purposes of meeting these requirements, ownership includes not only shares owned directly by the Director, but also shares and stock-settled RSUs awarded under our long-term incentive equity plans. The Compensation Committee monitors annually each Director’s progress toward meeting these targets over a five-year period, at the end of which the Director is expected to have reached the applicable ownership level. All of the Company’s Directors are in compliance with the stock ownership guidelines (either because they fulfill the ownership requirements or remain within the five-year period for fulfilling the ownership requirements).

Director Compensation

For fiscal year 2021, we offered a market-competitive director compensation program for non-employee, non-Blackstone affiliated Directors. The program provides eligible Directors with an annual compensation package of $285,000 ($465,000 in the case of the Chairman) consisting of $120,000 ($300,000 in the case of the Chairman) as an annual cash retainer and $165,000 in value of restricted stock units. Restricted stock units vest in full on the first anniversary of the grant date. Eligible Directors may elect to receive their restricted stock unit award in the form of deferred stock units, which will settle on the date the director ceases to be a member of our Board.

Directors who are employed by us and Directors who are affiliated with Blackstone are not compensated by us for their services as Directors. In fiscal year 2021, Messrs. Nagji, Pead, Roe and Zollars and Mses. Domenici and McKenzie each received an annual cash retainer of $120,000. In addition, Mr. Zollars received an additional $15,000 for service as the chair of the Nominating and Corporate Governance Committee, Mr. Pead received an additional $30,000 for serving as the chair of the Compliance Committee and Mr. Roe received an additional $30,000 for serving as chair of the Audit Committee. Each of Messrs. Lance, Nagji, Pead, Roe and Zollars and Mses. Domenici and McKenzie were granted 14,486 RSUs.

The table below shows amounts paid to our non-employee Directors that received compensation for the year ended March 31, 2021.

Director	Cash Retainer Fees		Stock Awards	(3)	Total
Howard L. Lance	$311,942	(1)	$172,818		$484,760
Nella Domenici	$96,451	(2)	$172,818		$269,269
Diana McKenzie	$120,000		$172,818		$292,818
Bansi Nagji	$95,333	(2)	$172,818		$268,151
Philip M. Pead	$150,000		$172,818		$322,818
Phillip W. Roe	$150,000		$172,818		$322,818
Robert J. Zollars	$135,000		$172,818		$307,818

(1)	Mr. Lance received an additional $11,942 as a retroactive payment as Chairman for March 10 – March 31, 2020 and for serving as the chair of the Compensation Committee for the first quarter of fiscal year 2021.
(2)	Ms. Domenici joined our Board on May 13, 2020, and Mr. Nagji rejoined our Board on June 18, 2020. These amounts represent their prorated cash retainer fees.
(3)	Stock awards were granted on June 17, 2020 using the 60-day average closing price ended May 31, 2020 to calculate the number of awards. The amounts reported in this column reflect the aggregate grant date fair value of the awards. We calculate the grant date fair value of these awards in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 18: Incentive Compensation Plans of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2021. As of March 31, 2021, the aggregate number of outstanding option awards held by each non-employee director was as follows: Mr. Lance: 206,882 stock appreciation rights and 75,596 options; Mr. Pead: 11,439 stock appreciation rights and 60,428 options; Mr. Roe: 11,439 stock appreciation rights and 60,428 options; and Mr. Zollars: 31,600 options. In connection with certain joint venture transactions in 2017, a portion of the vested or deemed vested Legacy Change Healthcare stock options awarded to Messrs. Lance, Pead and Roe was cashed out and the remaining portion was replaced with vested stock options of the Company. Similarly, a portion of Mr. Lance’s vested or deemed vested Legacy Change Healthcare stock appreciation rights were cashed out and a portion were replaced with vested stock appreciation rights of the Company. Unvested exit-vesting Legacy Change Healthcare stock appreciation rights held by Mr. Lance were replaced with 2.5x exit-vesting stock appreciation rights of the Company with vesting conditions substantially similar to the original awards. In connection with our acquisition of eRx Network on May 1, 2020, Messrs. Lance, Pead and Roe elected to roll over vested stock option in eRx Network into vested stock appreciation rights in the Company. The vesting conditions and other material terms are substantially similar to the vested replacement stock options and unvested replacement 2.5x exit-vesting restricted stock awards described below under “Outstanding Equity Awards at 2021 Fiscal Year-End.”

Proposal 2 Advisory Vote to Approve Executive Compensation (Say-on-Pay)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (the “SEC”). This item, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on compensation for our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation objectives, policies and practices described in this proxy statement. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the fiscal year 2021 compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables, and other narrative executive compensation disclosure.

Stockholders are being asked to vote on the following resolution:

“Resolved, that the stockholders approve the compensation of Change Healthcare Inc.’s named executive officers, as disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosure).”

Please refer to the section entitled “Compensation Discussion & Analysis” of this proxy statement for a detailed discussion of our executive compensation principles and practices and the fiscal year 2021 compensation of our named executive officers.

Although, as an advisory vote, this proposal is not binding upon the company or the Board, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. At our most recent Annual Meeting of Stockholders, stockholders approved holding future say-on-pay advisory votes on an annual basis, which frequency was approved and adopted by the Board. Accordingly, the next advisory vote to approve the compensation of our named executive officers is scheduled to be held at our Annual Stockholder Meeting to be held during the fiscal year ending March 31, 2023.

☑	Our Board unanimously recommends that you vote “FOR” this proposal.

Report of the Compensation Committee

The Compensation Committee, which is comprised solely of independent Directors of the Board, oversees our compensation programs and is responsible under its charter for determining the compensation of our executives. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

Respectfully submitted,

Neil P. Simpkins, Chairman
Robert J. Zollars
Bansi Nagji
Nicholas L. Kuhar

Compensation Discussion and Analysis

Fiscal Year 2021 Named Executive Officers

Neil de Crescenzo	Fredrik Eliasson	Kriten Joshi
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and President, Network Solutions

Steven B. Martin	Roderick O’Reilly
Executive Vice President, Enterprise Technology	Executive Vice President and President, Software and Analytics

Our Compensation Philosophy

Our compensation philosophy is based on our belief that our compensation programs should align our named executive officers’ interests with those of Change Healthcare and its stockholders in achieving positive and accountable business results and our strategic objectives. Accordingly, in determining the compensation of our named executive officers, we are guided by the following key principles:

•	Attract, Retain, Motivate and Reward. Attract, retain, motivate and reward highly qualified and talented executives who possess the skills to achieve our innovation and growth objectives in a competitive technology industry.
•	Pay for Performance. Align the named executive officers’ compensation with performance against our short- and long-term Company growth and profitability objectives by rewarding results that meet or exceed these objectives.
•	Competitive Compensation. Set total target direct compensation for the named executive officers at levels competitive with peer companies and consistent with market practice.
•	Stockholder Alignment. Reward the named executive officers for creating long-term stockholder value, thus aligning their interests with those of our stockholders.

We strive to maintain a performance-oriented culture and provide compensation that rewards our named executive officers when they help us achieve our objectives. At the same time, we believe an appropriate portion of their compensation should be at risk if the Company fails to achieve its goals. Consistent with this philosophy, we have sought to create an executive compensation package that balances short-term versus long-term components, cash versus equity elements and fixed versus contingent payments in ways that we believe will best motivate our named executive officers.

The Role of the Compensation Committee and Management

Our Compensation Committee maintains strategic oversight of our compensation and benefit programs.

Scope

The Compensation Committee works directly with our Chief Executive Officer to set annual compensation for our named executive officers other than our Chief Executive Officer. To this end, our Chief Executive Officer completes an evaluation of each named executive officer, makes recommendations regarding the compensation of each named executive officer, and presents his evaluations and compensation recommendations to the Compensation Committee.

Process

In implementing our compensation philosophy described above, the Compensation Committee sets the annual compensation of our named executive officers after considering the following evaluations and recommendations from our Chief Executive Officer: (i) the nature, responsibilities and experience of each named executive officer; (ii) the named executive officer’s contribution to achieving the company’s objectives; and (iii) the named executive officer’s achievement of his or her individual objectives. The Compensation Committee sets the compensation of our Chief Executive Officer in a meeting at which the Chief Executive Officer is not present. The compensation for our named executive officers is set and recommended for adoption at meetings of the Compensation Committee generally held in the first quarter of each fiscal year.

Role of the Compensation Consultant

Prior to November 2020, the Compensation Committee engaged Radford, a unit of Aon, plc. Following the expiration of that engagement, the Compensation Committee engaged Compensia, a compensation consulting firm (the “Consultant”), to assist in aligning compensation for our named executive officers with market practices. The Compensation Committee has concluded that the Consultant is an independent consultant after considering the factors relevant to the Consultant’s independence from management, including the factors set forth by the SEC rules regarding compensation consultant independence and Compensia does not provide any services to us other than the services provided to the Board and its committees. Based on input from the Consultant, we believe that the components and mix of our compensation program are consistent with current competitive compensation components and practices in our industry and align the interests of executives with the interests of our stockholders by correlating pay to the achievement of both short- and long-term objectives.

Our peer group, reviewed and approved by the Compensation Committee, was selected based on weighted parameters and financial information and is intended to ensure that we remain within a reasonable range of the peer median in terms of revenue, headcount and market value. The Compensation Committee periodically reviews our named peer group; however, in light of the previously announced transaction with UnitedHealth Group, no changes were made to our named peer group in fiscal year 2021 and we did not engage in formalized benchmarking against a peer group in fiscal year 2021.

Fiscal Year 2021 Peer Group
Alliance Data Systems Corp.	CoreLogic, Inc.	Nuance Communications Inc.
Allscripts Healthcare Solutions Inc.	Gartner Inc.	Paychex, Inc.
Broadridge Financial Solutions, Inc.	Global Payments Inc.	PTC Inc.
Cadence Design Systems	Jack Henry & Associates, Inc.	Science Applications International Corp.
CDK Global Inc.	Leidos Holdings Inc.	Synopsys, Inc.
Cerner Corp.	ManTech International Corporation	Teradata Corp.
Citrix Systems, Inc.	NortonLifeLock Inc.	Unisys Corp.

Components of Our Executive Compensation Program

Our Compensation Committee regularly monitors executive compensation trends and best practices, our business needs, and relevant regulatory changes in order to ensure that our compensation program is competitive in the market and align pay to performance. Compensation for our named executive officers consists of the following key components:

•	base salary;
•	annual cash incentive compensation;
•	long-term equity-based awards;
•	non-qualified deferred compensation plans; and
•	retirement benefits.

Base Salary

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased based on the individual performance of the named executive officer, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto. The base salaries in effect for fiscal year 2021, were as follows: Mr. de Crescenzo, $850,000; Mr. Eliasson, $650,000; Mr. Joshi, $450,883; Mr. Martin, $600,000; and Mr. O’Reilly, $535,580.

None of our named executive officers received increases to their base salaries in fiscal year 2021. Mr. O’Reilly’s compensation was converted to be paid in Canadian dollars in connection with the transfer of his employment to our Canadian payroll effective January 1, 2021, but his compensation was not increased.

Annual Cash Incentive Program

We provide our named executive officers with the opportunity to share in our success through annual cash incentive awards under our annual cash incentive program (the “AIP”). The AIP provides Change Healthcare’s senior management and certain other key employees the opportunity to earn annual cash compensation in addition to their base salaries. The Compensation Committee has general authority for oversight and interpretation of the AIP. The Compensation Committee, with the recommendations of our Chief Executive Officer (other than with respect to himself), is responsible for (i) setting annual objective performance targets; (ii) reviewing actual performance; and (iii) determining the amount of the compensation payable to each named executive officer.

Under the AIP, a participant’s annual target incentive opportunity is calculated as a percentage of the participant’s eligible base salary, with the target percentage generally being aligned with the participant’s level and role at the Company. The funding of annual cash incentive awards under the AIP is generally dependent on achievement of annual objective performance targets by the Company as a whole and of the operating division or divisions to which a participant provides services, if applicable. The amount of compensation a participant is eligible to be paid under the AIP is determined primarily on the basis of objective Company performance measures determined by the Compensation Committee each year. Currently we use Adjusted EBITDA and revenue as these performance measures, with the ability to further reflect the attainment of individual objectives.

After reviewing the actual performance of the Company, the Compensation Committee, with recommendations of our Chief Executive Officer (other than with respect to himself), then undertakes an evaluation of each named executive officer’s performance. The Compensation Committee does not rely on preset formulas, thresholds or multiples in its evaluation, but instead relies upon its and our Chief Executive Officer’s judgment after careful consideration of an executive’s performance during the year against pre-established objectives, leadership qualities, operational performance, business responsibilities, long-term potential to enhance stockholder value, current compensation arrangements and tenure with the Company.

Fiscal Year 2021

The Compensation Committee determined that for fiscal year 2021 company-wide or corporate level financial performance would account for 100% of the annual cash incentive opportunity for Messrs. de Crescenzo, Eliasson and Martin and, for Messrs. Joshi and O’Reilly, the financial performance of the named executive officer’s corporate business unit would account for 50% of the executive’s annual cash incentive opportunity with company-wide performance as a whole accounting for the remaining 50%. For Messrs. de Crescenzo, Eliasson, and Martin, 60% of the financial performance measures were based on Adjusted EBITDA and 40% was based on revenue targets under the AIP. For Messrs. Joshi and O’Reilly, 60% of the fiscal year 2021 financial performance measures for both the Company as a whole and the executive’s corporate business unit, as applicable, were equally weighted and based on Adjusted EBITDA targets and 40% were equally weighted and based on revenue targets under the AIP. We believe the combination of these performance factors and the proportionate weighting assigned to each reflected our overall Company goals for fiscal year 2021, which balanced the achievement of revenue growth with improving our operating efficiency. Notwithstanding the establishment of the performance components and the formula for determining the AIP award payment amounts as described below, the Compensation Committee has the ability to exercise positive or negative discretion and award a greater or lesser amount to our named executive officers under the AIP than the amount determined by the above formula if, in the exercise of its business judgment, the Compensation Committee determines that a greater or lesser amount is warranted under the circumstances.

The weighted achievement factor for each of the financial performance measures is generally determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor is determined by calculating the payout percentage against the target goal based on the following pre-established scale:

	Threshold 50% Achievement Tier		Target 100% Achievement Tier		Maximum 200% Achievement Tier
Categories	Revenue	Adjusted EBITDA	Revenue	Adjusted EBITDA	Revenue	Adjusted EBITDA
Corporate and Corporate Business Units: Network Solutions, Software and Analytics, Technology-Enabled Services	94.0%	88.7%	100%	100%	105.6%	111.0%

If achievement with respect to any performance measure falls between the threshold and target payout percentages, or between the target and maximum payout percentages, the achievement factor for that particular performance measure will be interpolated on a straight-line mathematical basis. If achievement with respect to any performance measure does not reach threshold payout percentage, then that measure will be deemed to have 0% attainment.

The following tables outline the calculation of the funding attainment based on the pre-established scale associated with our actual results against the targets and the resulting weighted and combined achievement factors:

Messrs. de Crescenzo, Eliasson and Martin

Measure	Weighting	Target ($ in millions)	Actual ($ in millions)	2021 Payout Percentage (% of Target)	2021 Achievement Factor (%)	2021 Weighted Achievement Factor (%)
Corporate Adjusted EBITDA	60%	$796.2	$ 933.8	98.1%	200%	120%
Corporate Revenue	40%	$2,886.4	$3,027.8	99.4%	187.5%	75.0%
ATTAINMENT						195%

Mr. Joshi

Measure	Weighting	Target ($ in millions)	Actual ($ in millions)	2021 Payout Percentage (% of Target)	2021 Achievement Factor (%)	2021 Weighted Achievement Factor (%)
Corporate Adjusted EBITDA	30%	$796.2	$ 933.8	98.1%	200%	60%
Corporate Revenue	20%	$2,886.4	$3,027.8	99.4%	187.5%	37.5%
Network Solutions Adjusted EBITDA	30%	$291.9	$377.0	104.4%	200%	60%
Network Solutions Revenue	20%	$637.5	$723.5	102.3%	200%	40%
ATTAINMENT						197.5%

Mr. O’Reilly

Measure	Weighting	Target ($ in millions)	Actual ($ in millions)	2021 Payout Percentage (% of Target)	2021 Achievement Factor (%)	2021 Weighted Achievement Factor (%)
Corporate Adjusted EBITDA	30%	$796.2	$ 933.8	117.3%	200%	60%
Corporate Revenue	20%	$2,886.4	$3,027.8	104.9%	187.5%	37.5%
Software and Analytics Adjusted EBITDA	30%	$512.3	$525.8	102.6%	131.3%	39.4%
Software and Analytics Revenue	20%	$1,538.2	$1,534.9	99.8%	98.3%	19.7%
ATTAINMENT						156.6%

The Compensation Committee has reserved the ability to adjust the actual financial performance results to exclude the effects of extraordinary, unusual or infrequently occurring events. For fiscal year 2021, the Compensation Committee determined that given the strong company-wide financial performance in an unusual and difficult year due to COVID-19, a harmonized weighted financial performance achievement factor of 173.7% would be applied for all AIP participants, including our named executive officers. Mr. de Crescenzo’s AIP payout is capped at 200% of base salary pursuant to the terms of his employment agreement. In light of the aforementioned factors, the Compensation Committee elected to pay Mr. de Crescenzo a discretionary bonus of $625,409 that would otherwise have been payable under the AIP based upon his combined performance factor, which is reflected in the bonus column of the Summary Compensation Table below. In the case of Mr. O’Reilly, this adjustment resulted in an incremental $77,846 being paid to Mr. O’Reilly, which is reflected in the bonus column of the Summary Compensation Table. Individual performance factors (discussed below) were also applied in order to determine a combined performance factor for each of our named executive officers.

After determining the financial performance attainment levels, the Compensation Committee, with input from the Chief Executive Officer for all named executive officers participating in the AIP except for himself, then determines each named executive officer’s individual performance attainment based on an assessment of the named executive officer’s achievement of previously established individual performance goals. For fiscal year 2021, the individual performance goals included:

•	For Mr. de Crescenzo: (i) achieve corporate sales, revenue and adjusted EBITDA goals; (ii) improve product management and development talent and processes; (iii) optimize revenue cycle management (RCM) tech and services businesses; (iv) enable operational excellence; and (v) attain measurable improvement in targeted leadership behaviors
•	For Mr. Eliasson: (i) deliver revenue, adjusted EBITDA and free cash flow performance; (ii) drive transformation and financial insights; (iii) achieve cross-functional operational excellence goals; (iv) create a world-class finance team; and (v) drive further value delivery by finance team.
•	For Mr. Joshi: (i) achieve sales plans, revenue and adjusted EBITDA growth targets; (ii) build, launch and scale new, innovative offerings; and (iii) drive organizational effectiveness, culture and performance.
•	For Mr. Martin: (i) deliver products that meet customer commitments and long term growth plans; (ii) drive operational excellence through exceeding product engineering, IT infrastructure and service excellence goals and managing to financial commitments; (iii) accelerate platform transformation; and (iv) align organization to meet customer, business and strategic objectives.
•	For Mr. O’Reilly: (i) achieve sales plans and improve GTM; (ii) achieve revenue / adjusted EBITDA growth targets; (iii) establish differentiated position and invest in programs to drive mid and long term revenue growth; and (iv) drive organizational effectiveness, culture and performance.

We did not use a formula or assign any particular relative weighting to any individual performance measure. The individual performance attainment percentage can range from 0% to 150%, subject to any overall maximum AIP opportunity set forth in a named executive officer’s offer letter or the Chief Executive Officer’s employment agreement. For fiscal year 2021, the Compensation Committee determined that the following adjustments to the individual performance factors were necessary: Mr. de Crescenzo received a 105% multiplier due to managing significant unexpected risks and achieving strong financial performance despite the impact of COVID-19; Mr. Eliasson received a 105% multiplier due to managing significant unexpected risks and achieving strong financial performance despite the impact of COVID-19; Mr. Joshi received a 150% multiplier exceeding sales and financial performance targets, leading two acquisitions providing the company’s entry into the pharmacy market, and the introduction of new products; Mr. Martin received a 110% multiplier due to strong performance against engineering, IT infrastructure and service, organizational and transformation objectives; and Mr. O’Reilly received a 100% multiplier due to broadly attaining his objectives.

Actual amounts paid under the AIP were calculated by multiplying each named executive officer’s base salary in effect on March 31, 2021 by (i) his or her AIP target annual cash incentive opportunity (which is reflected as a percentage of eligible base salary); (ii) the executive’s weighted financial performance achievement factor; and (iii) the individual performance attainment percentage.

The following table illustrates the calculations of the annual cash awards payable to each named executive officer under the 2021 AIP based on fiscal year 2021 financial performance and individual performance.

Name	Eligible Base Salary ($)		Target AIP Award (% of Base Salary)	Target AIP Opportunity ($)	Combined Performance Factor (%)	Actual Payout ($)
Mr. de Crescenzo	$850,000		150%	$1,275,000	183.4%	$$1,700,000(1)
Mr. Eliasson	650,000		85%	552,500	182.4%	$1,007,677
Mr. Joshi	450,883		85%	383,251	260.6%	$998,559
Mr. Martin	600,000		85%	425,000	191.1%	$974,457(2)
Mr. O’Reilly	535,580	(3)	85%	455,243	173.7%	$790,757
(1)	Mr. de Crescenzo’s AIP payout is capped at 200% of base salary under the terms of his employment agreement. The Compensation Committee granted Mr. de Crescenzo a discretionary bonus of $625,409 that would otherwise have been payable under the AIP based upon his combined performance factor.
(2)	Mr. Martin’s AIP payout was pro-rated based on his hire date of April 13, 2020.
(3)	This amount reflects Mr. O’Reilly’s base salary in US dollars using an exchange rate of $0.796110 as in effect on March 31, 2021.

Sign-on, Retention and Discretionary Bonuses

From time to time, we may award sign-on, retention and discretionary bonuses to attract or retain executive talent. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. In fiscal 2021, the Company paid a $250,000 sign on bonus to Mr. Martin in accordance with the terms of his offer letter and a $25,000 transition bonus to Mr. O’Reilly upon his transition from an international assignment to a local compensation package.

Equity-Based Awards

In fiscal year 2021, certain Directors and key executives, including each of the named executive officers, were granted long-term equity incentive awards under the 2019 Omnibus Incentive Plan (the “Omnibus Plan”) that are designed to align a portion of our named executive officers’ compensation with the interests of our stockholders and to incentivize them to remain in our service. In fiscal year 2021, we granted our named executive officers restricted stock units (RSUs) and performance stock units (PSUs).

Restricted Stock Units

For fiscal year 2021, each of our named executive officers received 50% of his annual equity grant in the form of a grant of time-based vesting RSUs under our Omnibus Plan. These RSUs generally vest over four years, with 25% of the RSUs vesting on each anniversary of the grant date.

Due to requirements imposed by the Tax Matters Agreement between McKesson and the Company in order to preserve McKesson’s tax-free exit, certain of our executives cannot receive shares of our common stock for two years following McKesson’s exit as an investor in the Company, which occurred on March 10, 2020. Therefore, Messrs. de Crescenzo, and Joshi received a grant of both (i) cash-settled RSUs, for awards that could potentially vest within that two-year period (representing 25% of the executive’s RSU grant); and (ii) stock-settled RSUs, for awards that could not vest within that two-year period (representing 75% of the executive’s RSU grant). Subject to the named executive officer’s continued employment, cash-settled RSUs granted to Messrs. de Crescenzo and Joshi vest over one year, with 100% of the cash-settled RSUs vesting on the first anniversary of the grant date. One-third of the stock-settled RSUs will vest on the second anniversary of the grant date, with the remaining two-thirds vesting in equal installments on each of the third and fourth anniversaries of the grant date, subject to the named executive officer’s continued employment. Under the terms of the merger agreement with UnitedHealth Group, at the time of closing all outstanding time-vesting RSUs will be converted into time-vesting RSUs of UnitedHealth Group.

Performance Stock Units

In addition, each of our named executive officers received 50% of his annual equity grant in the form of PSUs that may be earned based upon the achievement of certain revenue and Adjusted EBITDA targets over a three-year performance period, with a weighting of 60% for the revenue targets and 40% for the Adjusted EBITDA targets. The number of PSUs that are earned will be determined following the end of the three-year performance period and any earned PSUs will vest on the fourth anniversary of the grant date.

The total number of PSUs that are earned at the end of the performance period will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted EBITDA and Revenue against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight-line interpolation of the applicable payout range. Payouts are subject to the named executive officer’s continued employment through the end of the vesting period, and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee chose Adjusted EBITDA and Revenue performance goals that are, in the compensation committee’s view, challenging but achievable. Under the terms of the merger agreement with UnitedHealth Group, at the time of closing all outstanding PSUs will be converted to time-vesting RSUs of UnitedHealth Group assuming target performance.

Legacy eRx Replacement Awards

In May 2020, we exercised our option to purchase and completed the acquisition of eRx Network Holdings, Inc. (“eRx”), a leading provider in comprehensive, innovative and secure data-driven solutions for pharmacies. Upon completion of the eRx acquisition all outstanding eRx equity awards were canceled. Holders of eRx stock options and vested eRx stock appreciation rights, including Messrs. de Crescenzo and Joshi, were able to elect to receive consideration in the form of a cash payment or vested stock appreciation rights of the Company. There were 478,180 of vested SARs granted in conjunction with the eRx acquisition, including 314,595 to Mr. de Crescenzo and 72,070 to Mr. Joshi. These awards will remain outstanding until the individual holders exercise their award but are fully vested.

For individuals with unvested eRx equity awards, we elected to issue replacement awards with vesting and exercisability terms generally identical to the existing eRx awards which were replaced. These replacement awards were granted under the Omnibus Incentive Plan and consisted of unvested RSUs and unvested SARs with terms identical to the original eRx awards. In connection with the eRx acquisition, Mr. de Crescenzo and Mr. Joshi received 64,327 and 18,011 RSUs, respectively. The awards vest subject to the employee’s continued employment through the date when Blackstone has sold at least 25% of the maximum number of shares held by it (i.e., a liquidity event) and achieved specified rates of return that vary by award. Upon vesting and upon exercise of the outstanding vested SARs, we are required to pay cash in settlement of such eRx awards based on their fair value at the vesting date.

Retirement and Other Benefits

Our named executive officers are eligible to receive the same benefits we provide, and to participate in all plans we offer, to other full-time employees, including health and dental insurance, group term life insurance, short-and long-term disability insurance, other health and welfare benefits, our 401(k) Savings Plan or, in the case of Mr. O’Reilly after January 1, 2021, our Group Registered Retirement Plan (including, in each case, Change Healthcare’s matching contribution) and other voluntary benefits.

In fiscal year 2021, Change Healthcare offered two unfunded, nonqualified retirement plans, the DCAP and Supplemental 401(k) Plan, to select executives employed by Change Healthcare, including named executive officers on U.S. payroll. For more information regarding the Company’s retirement plans, see “Narrative to Nonqualified Deferred Compensation for Fiscal Year 2021 Table.”

Perquisites

We offer a limited number of perquisites for our named executive officers, including annual executive physical exams. In addition, Mr. O’Reilly was on an international assignment until March 15, 2020 and was entitled to certain additional benefits in connection with such assignment (including certain tax equalization and gross ups thereon) that were payable to him in calendar year 2020. The value of other perquisites offered to our named executive officers was not above $10,000 and therefore is not reflected in the Summary Compensation Table. The Compensation Committee regularly reviews the benefits provided to our executives and makes appropriate modifications based on the value of these benefits.

Change in Control and Severance Arrangements

We have developed market-competitive executive severance guidelines (the “Executive Severance Guidelines”). With the exception of Mr. de Crescenzo, who remains party to an employment agreement with us, Mr. Eliasson whose offer letter provides certain severance protections, and Mr. O’Reilly who is statutorily required to have an employment agreement in Canada, none of our named executive officers is subject to an employment agreement but are instead subject to our Executive Severance Guidelines. The Executive Severance Guidelines generally provide for (i) a lump sum severance payment equal to twelve months of base salary; and (ii) a lump sum payment equal to the cost of continued health care coverage at active employee rates for 12 months should the named executive officer’s employment be terminated either by us without cause or by the executive due to constructive termination. The benefits provided under the Executive Severance Guidelines are contingent upon the affected named executive officer’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants.

Mr. de Crescenzo is party to an employment agreement with us governing the terms of his employment and any future separation. Pursuant to Mr. de Crescenzo’s employment agreement, we provide salary continuation and other benefits in the event of involuntary or, in certain cases, constructive terminations of his employment without cause. Pursuant to his employment agreement, Mr. de Crescenzo is subject to restrictive covenants, including confidentiality, non-competition and non-solicitation obligations pursuant to a restrictive covenant agreement with the Company. The amounts payable to Mr. de Crescenzo upon a termination of employment are subject to Mr. de Crescenzo’s execution and non-revocation of a general release of claims in favor of the Company.

Mr. Eliasson’s offer letter provides that he will receive severance benefits in accordance with the Executive Severance Guidelines in place at the time of his separation from employment. However, if his employment is terminated by the Company without “cause” (as such term is defined in the Executive Severance Guidelines) or by Mr. Eliasson for “good reason” (as such term is defined in the HCIT Holdings, Inc. 2009 Equity Incentive Plan (the “2009 Equity Plan”)), his offer letter provides that he will be entitled to no less than a lump sum payment equal to (i) one-times his base salary; (ii) his target AIP bonus plus (iii) a lump sum amount equal to the portion of health insurance premium that the Company would have paid for active employees with similar coverage for a period of 12 months. These payments and benefits are contingent upon Mr. Eliasson’s execution and non-revocation of a general release of claims in favor of the Company. Mr. Eliasson is subject to restrictive covenants, including confidentiality, non-competition and non-solicitation obligations pursuant to a restrictive covenant agreement with the Company.

Mr. O’Reilly’s employment was transferred from the United States to Canada effective January 1, 2021 and all employees located in Canada are statutorily required to have an employment agreement. If Mr. O’Reilly’s employment is terminated without “cause” by the Company or by Mr. O’Reilly for “good reason” (as such terms are defined under the Executive Severance Guidelines or Canadian law, as applicable), in addition to certain accrued amounts, Mr. O’Reilly will be entitled to receive (i) 12 months of base salary and (ii) continued coverage under the Company’s Canadian medical, dental and prescription drug plans on the same terms as active employees during the 12 month period following termination of employment. In addition, if Mr. O’Reilly’s employment is terminated by the Company within 12 months of a change in control, he will also be entitled to a payment equal to his target bonus. The amounts payable to Mr. O’Reilly upon a termination of employment are subject to Mr. O’Reilly’s execution and non-revocation of a general release of claims in favor of the Company. Mr. O’Reilly is subject to restrictive covenants, including confidentiality, non-competition and non-solicitation obligations pursuant to a restrictive covenant agreement with the Company.

In addition to any existing severance arrangements, any other compensation and benefits ultimately awarded in connection with a separation are determined at the discretion of the Compensation Committee and may be based on the executive, his or her position, the nature of the potential separation and such executive’s compliance with specified post-termination restrictive covenants.

Changes to Equity Award Change in Control Provisions

In March 2020, the Compensation Committee approved an amendment to the Company’s outstanding equity award agreements to provide for “double-trigger” vesting treatment for outstanding equity awards, including those granted to our named executive officers. This amendment applies to outstanding performance vesting options, performance share awards, restricted stock units and performance share units granted under both the 2009 Equity Plan and the Omnibus Plan. For purposes of these awards, “double-trigger” vesting treatment means that, in the event of a termination of employment by us without “cause” (as defined in the applicable plan) or a resignation by an individual for “good reason,” in either case, within 12 months following a “change in control” (as such term, or similar term, is defined in the applicable plan), the vesting of these outstanding equity awards will be accelerated.

For purposes of the amendment, “good reason” means: (i) a material diminution in the executive’s authority, title, duties or responsibilities, or the assignment to the executive of any duties inconsistent with the executive’s position; (ii) a material reduction in the executive’s base salary or target bonus opportunity; (iii) relocation by more than 50 miles of the executive’s principal place of employment; or (iv) a material reduction in the level of employee benefits provided to the executive.

See “Potential Payments upon a Termination or Change in Control,” which describes the payments to which our named executive officers may be entitled under their individual employment arrangements or the Executive Severance Guidelines, as applicable.

Employment Agreements

With the exception of Mr. de Crescenzo, who remains party to an employment agreement with us, Mr. Eliasson whose offer letter provides certain severance protections, and Mr. O’Reilly who is statutorily required to have an employment agreement in Canada, none of our named executive officers are subject to an employment agreement. The Compensation Committee believes that employment agreements are not necessary to attract members of our executive team and, going forward, entering into employment agreements with executives will be done on an exception-only basis as recommended by the Compensation Committee and approved by the board of directors. Due to the changing marketplace in which we compete for talent, the Compensation Committee regularly reviews this practice to help ensure that we remain competitive in our industry.

Stock Ownership Guidelines

In fiscal year 2020, the Compensation Committee established stock ownership guidelines for the named executive officers to encourage these individuals to maintain a significant ownership interest in the Company and to help align the interests of the executives with the long-term objectives of the Company. Our Chief Executive Officer is required to own Change Healthcare common stock equal in value to at least six times his annual salary. Each of the other named executive officers is required to own Change Healthcare common stock equal in value to at least three times his annual salary. For purposes of meeting these requirements, ownership includes not only shares owned directly by the named executive officer, but also shares and stock-settled RSUs awarded under our long-term incentive equity plans. The Compensation Committee will monitor annually each named executive officer’s progress toward meeting these targets over a five-year period, at the end of which the named executive officer is expected to have reached the applicable ownership level.

Anti-Hedging and Anti-Pledging Policy

The Company’s Securities Trading Policy, applicable to all employees, directors and officers, prohibits the hedging (including through prepaid variable forward contracts, equity swaps, collars, and exchange funds), pledging or short-selling of the Company’s stock. None of our named executive officers engaged in any hedging or pledging activities with respect to the Company’s stock during fiscal year 2021.

Clawback Policy

The Compensation Committee adopted the Incentive Compensation Clawback Policy (the “Clawback Policy”) in order to ensure that incentive compensation is paid or awarded based on accurate financial results and the correct calculation of performance against incentive targets. For purposes of the Clawback Policy, incentive compensation means performance bonuses and long-term incentive awards, including cash, stock options, stock appreciation rights, restricted stock, RSUs, PSUs or other equity-based awards that have been paid, granted, vested, settled or accrued. In the event of a significant restatement of our financial results due to material non-compliance with financial reporting requirements or if a covered person engages in any detrimental activity, the Compensation Committee reserves the right to seek recovery of any overpayment of any incentive compensation or cause the reduction, cancellation or forfeiture of any incentive compensation. The Clawback Policy covers all current and former Section 16 officers as well as any other current and former employee designated by the Board of Directors, the Compensation Committee or the Chief Executive Officer.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation earned by each of our named executive officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Neil E. de Crescenzo	2021	850,000		625,409	6,283,183	–	1,700,000	64,507	9,523,099
President and Chief Executive Officer	2020	850,000		–	7,496,062	–	1,124,805	30,981	9,501,848
	2019	750,000		–	–	895,425	778,125	12,360	2,435,910
Fredrik J. Eliasson	2021	650,000		–	3,403,388	–	1,007,677	9,975	5,071,040
Executive Vice President, Chief Financial Officer	2020	650,000		–	2,607,338	–	487,416	10,612	3,755,366
	2019	650,000		–	–	6,566,450	573,219	52,928	7,842,597
Kriten J. Joshi	2021	450,883		–	1,308,986	–	998,559	9,975	2,768,403
Executive Vice President and President, Network Solutions	2020	500,000		–	1,303,654	–	477,913	9,800	2,242,250

Steven B. Martin	2021	581,818		250,000	2,928,984	–	942,420	15,234	4,718,456
Executive Vice President, Enterprise Technology
Roderick O’Reilly(1)	2021	508,895	(1)	102,846	1,308,986	–	712,911	536,452	3,170,090
Executive Vice President and President, Software and Analytics	2020	392,440		90,627	1,499,185	–	237,150	891,547	3,110,949
	2019	410,898		179,896	–	1,522,223	350,492	604,540	3,068,049
(1)	From April 1, 2020 until December 31, 2020, Mr. O’Reilly received his cash compensation in U.S. dollars. Following his transfer to Canadian payroll effective January 1, 2021, Mr. O’Reilly received his cash compensation in Canadian dollars. The base salary amount in the table above for fiscal year 2021 reflects the sum of his base salary in U.S dollars plus his base salary in Canadian dollars as converted to U.S. dollars using an exchange rate of $0.796110, as in effect on March 31, 2021.
(2)	For fiscal year 2021, the amounts in this column represent a sign on bonus paid to Mr. Martin in April 2020 in accordance with his offer letter and the $25,000 transition bonus paid to Mr. O’Reilly in April 2020 upon his transition from an international assignment to a local compensation package. For Mr. O’Reilly, amounts also include the $77,846 discretionary portion of the annual cash incentive award earned under the AIP. For Mr. de Crescenzo, amounts also include a discretionary cash bonus of $625,409 that would otherwise have been earned under the AIP, but for the cap of such bonus equal to 200% of Mr. de Crescenzo’s base salary as set forth in his employment agreement. The terms of the AIP are described more fully above under “—Compensation Discussion and Analysis —Annual Cash Incentive Program—Fiscal Year 2021” above.
(3)	The amounts reported in this column reflect the aggregate grant date fair value of the awards. We calculate the grant date fair value of these awards in accordance with FASB ASC Topic 718 (“Topic 718”), using the assumptions discussed in Note 18: Incentive Compensation Plans of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2021. With respect to the cash-settled RSUs granted to Messrs. de Crescenzo and Joshi, which are accounted for as liability awards, the amounts reported in this column reflect the fair value of the RSUs on the date of grant calculated in accordance with Topic 718. The grant date fair value of the PSUs was computed in accordance with Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance awards would have been: Mr. de Crescenzo — $6,281,929; Mr. Eliasson — $3,402,693; Mr. Martin — $1,308,726; Mr. Joshi — $1,308,726; and Mr. O’Reilly — $1,308,726.
(4)	The amounts reported in this column represent the amounts earned by our named executive officers under the AIP. The terms of the AIP are described more fully above under “—Compensation Discussion and Analysis —Annual Cash Incentive Program—Fiscal Year 2021” above.
(5)

The amounts reported in the “All Other Compensation” column reflect the sum of: (i) the amounts contributed by the Company to the 401(k) Savings Plan, the Group Registered Retirement Plan and Supplemental 401(k) Plan, as applicable; (ii) housing and other benefits provided to Mr. O’Reilly in connection with international assignments (and related tax equalization and gross-ups thereon). The narrative following the table below describes these components of All Other Compensation.

Name	Defined Contribution Plan Matching Contribution ($)(a)	Supplemental 401(k) Plan Contributions ($)(b)	Housing and Other International Assignment Expenses and Allowances ($)	International Assignment Tax Gross-Ups and Tax Equalization Benefits ($)(c)	Total ($)
N. de Crescenzo	8,116	56,391	–	–	64,507
F. Eliasson	9,975	–	–	–	9,975
S. Martin	15,234	–	–	–	15,234
K. Joshi	9,975	–	–	–	9,975
R. O’Reilly	37,271	23,653	–	475,528	536,452

(a)	Amounts disclosed in this column reflect Company contributions to our 401(k) Savings Plan and/or, in the case of Mr. O’Reilly, the Group Registered Retirement Plan, our defined contribution plan in Canada.
(b)	Amounts disclosed in this column reflect Company contributions to the Supplemental 401(k) Savings Plan.
(c)	The amount disclosed in this column reflects Mr. O’Reilly’s tax equalization benefits and the tax gross-ups related to Mr. O’Reilly’s expatriate and tax equalization benefits. Mr. O’Reilly’s international assignment ended March 15, 2020.

Amounts shown in the table reflect the components of All Other Compensation, including any perquisites and personal benefits received by named executive officers in fiscal year 2021 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. For fiscal year 2021, the value of any perquisites to our named executive officers, other than Mr. O’Reilly, did not equal or exceed $10,000.

Grants of Plan-Based Awards in Fiscal Year 2021

The following table provides information relating to (i) awards granted under our AIP; and (ii) RSUs and PSUs granted during fiscal year 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
N. de Crescenzo
AIP(1)		0	1,275,000	1,700,000
RSUs(2)	8/20/2019							49,774	749,596
Cash-Settled RSUs(3)	8/20/2019							149,324	2,248,819
PSUs(4)	8/20/2019				49,775	199,099	398,198		4,497,646
F. Eliasson
AIP(1)		0	552,500	1,657,500
RSUs(2)	6/17/2020							142,669	1,702,041
PSUs(4)	10/29/2020				59,655	199,309	238,618		1,701,346
K. Joshi
AIP(1)		0	383,251	1,149,752
RSUs(2)	6/17/2020							41,154	490,967
Cash-Settled RSUs(3)	6/17/2020							13,718	163,656
PSUs(4)	10/29/2020				22,944	45,888	91,776		654,363
S. Martin
AIP(1)		0	510,000	1,530,000
RSUs(5)	4/13/2020							153,846	1,619,998
RSUs(2)	6/17/2020							54,872	654,623
PSUs(4)	10/29/2020				22,944	45,888	91,776		654,363
R. O’Reilly
AIP(1)		0	455,243	1,365,729
RSUs(2)	6/17/2020							54,872	654,623
PSUs(4)	10/29/2020				22,944	45,888	91,776		654,363

(1)	The amounts reported in these columns reflect the full year annual cash incentive award opportunity range under our AIP for fiscal year 2021, the terms of which are summarized under “Compensation Discussion and Analysis—Annual Cash Incentive Program—Fiscal Year 2021” above. For purposes of this table, the “Threshold” amount shown represents an assumption that the Company achieves only the threshold level of Adjusted EBITDA and the individual performance multiplier is slightly greater than 0%, which would result in a de minimis AIP payout. Under the terms of Mr. de Crescenzo’s employment agreement, his annual cash incentive is capped at 200% of his annual base salary. Mr. Martin’s target and maximum payout is reflected in the table; however, his actual payout was pro-rated based on his hire date of April 13, 2020.

(2)	Reflects time-vesting RSUs granted in fiscal year 2021. The grant date fair value of the RSUs was computed in accordance with Topic 718. See footnote 3 to the Summary Compensation Table.
(3)	Due to requirements imposed by the Tax Matters Agreement between McKesson and the Company in order to preserve McKesson’s tax-free exit, certain of our executives cannot receive shares of our common stock for two years following McKesson’s exit as an investor in the Company, which occurred in March 2020. Therefore, Messrs. de Crescenzo and Joshi received cash-settled RSUs for awards that could potentially vest within that two-year period. The grant date fair value of the cash-settled RSU awards, which are accounted for as liability awards, reflect the fair value of the RSUs on the date of grant calculated in accordance with Topic 718. See footnote 3 to the Summary Compensation Table.
(4)	Reflects PSUs granted in fiscal year 2021. The grant date fair value of the PSUs was computed in accordance with Topic 718 based upon the probable outcome of the performance conditions as of the grant date. See footnote 3 to the Summary Compensation Table.
(5)	Reflects time-vesting RSUs granted as a sign-on equity grant to Mr. Martin on his date of hire. The grant date fair value of the RSUs was computed in accordance with Topic 718. See footnote 3 to the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements

As discussed above, none of our executive officers is party to an employment agreement, other than Mr. de Crescenzo and Mr. Eliasson, and Mr. O’Reilly. The material provisions of Mr. de Crescenzo’s employment agreement and Mr. O’Reilly’s employment agreement are described below. See “Compensation Discussion and Analysis—Employment Agreements” above for additional information.

Mr. de Crescenzo’s Employment Agreement

Mr. de Crescenzo’s amended and restated employment agreement, effective as of June 3, 2017, provides that he is to serve as our President and Chief Executive Officer on an at-will basis. The employment agreement does not contain a specified term and will continue until terminated by either party, provided that Mr. de Crescenzo is required to provide 30 days’ advance written notice prior to his resignation. Mr. de Crescenzo’s employment agreement provides for: (i) a minimum base salary of $721,000; and (ii) eligibility to receive an annual cash incentive award under the AIP with a target of 100% of base salary and a maximum payout of 200% of base salary. Mr. de Crescenzo also is entitled to participate in all employee benefit plans, programs and arrangements generally made available to other executive officers generally. The severance terms contained in Mr. de Crescenzo’s employment agreement are described below under “—Potential Payments Upon Termination or Change in Control—Severance Benefits—Employment Arrangements.”

Mr. O’Reilly’s Employment Agreement

Effective as of January 1, 2021, Mr. O’Reilly’s employment was transferred from the United States to Canada and all employees located in Canada are statutorily required to have an employment agreement. The employment agreement does not contain a specified term and will continue until terminated by either party or by mutual consent, provided that Mr. O’Reilly is required to provide at least two weeks advance written notice prior to his resignation. Mr. O’Reilly’s employment agreement provides for: (i) a minimum base salary of CAN $672,746; (ii) eligibility to receive an annual cash incentive award under the AIP with a target of 85% of base salary; and (iii) eligibility for participation in the Company’s long-term incentive program. Mr. O’Reilly is entitled to participate in all employee benefit plans, programs and arrangements generally made available to employees of Change Healthcare Canada and other executive officers generally. The severance terms contained in Mr. O’Reilly’s employment agreement are described below under “—Potential Payments Upon Termination or Change in Control—Severance Benefits—Employment Arrangements.”

Equity Award Restrictive Covenants and Clawback

By accepting an equity award, our named executive officers agreed to certain restrictive covenants, including an indefinite covenant not to disclose confidential information and not to disparage us, and, during each of the named executive officer’s employment and for the one-year period following any termination of employment (or such longer period as the named executive officer is eligible to receive severance payments from us), covenants related to non-competition and non-solicitation of employees, customers or suppliers, which were incorporated into their respective award agreements.

If a named executive officer materially breaches any of these restrictive covenants, is terminated for cause or after termination it is discovered that grounds for termination for cause existed, then we have the right to “claw back” and recover any gains the named executive officer may have realized with respect to his or her shares acquired under the terms of the equity award agreement.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of March 31, 2021.

		Option Awards									Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(17)
N. de Crescenzo	3/1/2017	792,784	(1)					$8.07	9/30/2023
	3/1/2017	316,000	(1)					19.58	9/30/2023
	8/8/2017	632,000	(2)					18.99	8/8/2027
	8/8/2017					632,000	(4)	18.99	8/8/2027
	5/25/2018	47,400	(2)	47,400	(2)			18.99	5/25/2028
	5/25/2018					94,800	(5)	18.99	5/25/2028
	3/1/2017												272,550	(6)	6,023,355
	8/20/2019									49,774	(7)	1,100,005
	8/20/2019									99,549	(8)	2,200,033
	8/20/2019												199,099	(10)	4,400,088
	5/1/2020	314,595	(3)					0.38	9/30/2023
	5/1/2020												64,327	(15)	1,421,627
	6/17/2020									197,541	(11)	4,365,656
	6/17/2020									65,847	(12)	1,455,219
	10/29/2020												220,264	(14)	4,867,834

F. Eliasson	5/25/2018	521,400	(2)	173,800	(2)			18.99	5/25/2028
	5/25/2018					695,200	(5)	18.99	5/25/2028
	8/20/2019									51,939	(9)	1,147,852
	8/20/2019												69,252	(10)	1,530,469
	6/17/2020									142,669	(13)	3,152,985
	10/29/2020												119,309	(14)	2,636,729

K. Joshi	3/1/2017	181,620	(1)					8.07	12/5/2023
	3/1/2017	158,000	(1)					19.58	12/5/2023
	8/8/2017	189,600	(2)					18.99	8/8/2027
	8/8/2017					189,600	(4)	18.99	8/8/2027
	5/25/2018	18,960	(2)	18,960	(2)			18.99	5/25/2028
	5/25/2018					37,920	(5)	18.99	5/25/2028
	3/1/2017												76,314	(6)	1,686,539
	8/20/2019									8,656	(7)	191,298
	8/20/2019									17,312	(8)	382,595
	8/20/2019												34,626	(10)	765,235
	5/1/2020	72,070	(3)					0.38	12/5/2023
	5/1/2020												18,011	(15)	398,043
	6/17/2020									41,154	(11)	909,503
	6/17/2020									13,718	(12)	303,168
	10/29/2020												45,888	(14)	1,014,125

S. Martin	4/13/2020									153,846	(16)	3,399,997
	6/17/2020									54,872	(13)	1,212,671
	10/29/2020												45,888	(14)	1,014,125

R. O’Reilly	8/8/2017	322,320	(2)					18.99	8/8/2027
	8/8/2017					322,320	(4)	18.99	8/8/2027
	5/25/2018	80,580	(2)	80,580	(2)			18.99	5/25/2028
	5/25/2018					161,160	(5)	18.99	5/25/2028
	8/20/2019									29,864	(9)	659,994
	8/20/2019												39,819	(10)	880,000
	6/17/2020									54,872	(13)	1,212,671
	10/29/2020												45,888	(14)	1,014,125

(1)	Reflects stock options that were fully vested on the date of grant. These stock options were granted in connection with our JV with McKesson as replacement awards for vested or deemed vested Legacy CHC stock options.
(2)	Reflects time-vesting stock options that vest in equal 25% installments on the first through fourth anniversaries of (i) the March 1, 2017 vesting start date for the options that expire on August 8, 2027, (ii) the April 6, 2018 vesting start date for the options that expire on May 25, 2028, and (iii) the March 19, 2018 vesting start date for Mr. Eliasson’s time-vesting options that expire on May 25, 2028, subject to continued employment through such vesting dates.
(3)	Reflects fully-vested stock appreciation rights, representing stock options of eRx Network that were rolled over into stock appreciation rights of Change Healthcare Inc. in connection with our acquisition of eRx Network on May 1, 2020. The eRx awards are described more fully above under “—Compensation Discussion and Analysis —Fiscal Year 2021—Legacy eRx Replacement Awards”.
(4)	Reflects exit-vesting options. The exit-vesting options were granted with an exercise price equal to the fair value of Change Healthcare Inc. common stock on the date of grant and generally vest, subject to the award holder’s continued employment through the vesting date, to the extent affiliates of Blackstone sell more than 25% of the equity interests of the Company (the “exit event”). If the equity interests are sold at a weighted average price in excess of $33.23 per share, the options will fully vest upon the exit event. If sold below the specified weighted average price, one-third of the options will vest on the exit event, and the remaining two-thirds will vest in equal installments on the first and second anniversary of the exit event, subject to continued employment through each date.
(5)	Reflects exit-vesting options. The exit-vesting options were granted with an exercise price equal to the fair value of Change Healthcare Inc. common stock on the date of grant and generally vest, subject to the award holder’s continued employment through the applicable vesting date, in three equal annual installments beginning on the date on which affiliates of Blackstone sell more than 25% of the equity interests of the Company.
(6)	Reflects shares of 2.5x exit-vesting restricted stock that were granted in connection with our JV with McKesson as replacement awards for unvested exit-vesting Legacy CHC stock options. The shares of exit-vesting restricted stock will vest in full, if at all, during a participant’s employment when Blackstone has sold at least 25% of the maximum number of shares of capital stock in the Company and eRx Network (measured together on a weighted average shares basis) held by it from time to time and received cash proceeds from this equity investment at a weighted average price per share that is (i) equal to at least 2.5 times the amount of Blackstone’s weighted average price per share for its equity investment or (ii) sufficient to result in an annual internal rate of return of at least 25% on such shares sold assuming that Blackstone’s original purchase price for such shares sold was the weighted average price per share for all such shares acquired by Blackstone from time to time.
(7)	Represents a grant of restricted stock units, which will vest in full on August 1, 2023, subject to continued employment on such date.
(8)	Due to requirements imposed by the Tax Matters Agreement between McKesson and the Company in order to preserve McKesson’s tax-free exit, certain of our executives cannot receive shares of our common stock for two years following McKesson’s exit as an investor in the Company, which occurred in March 2020. Therefore, Messrs. de Crescenzo and Joshi received cash-settled RSUs for awards that will vest within that two-year period. One-third of these cash-settled RSUs will vest on August 1, 2021 and one-third of the RSUs vesting on each of August 1, 2021 and August 1, 2022, subject to continued employment on each such date; provided, that if the McKesson Exit occurred prior to the second anniversary of our initial public offering, then one-third of these RSUs instead vest on August 20, 2020. Since the McKesson Exit occurred in March 2020, one-third of the RSUs vested on August 20, 2020 and the remaining two-thirds of the RSUs will vest in equal installments on each of August 1, 2021 and August 1, 2022, subject to continued employment on each such date.
(9)	Reflects time-vesting RSUs granted in fiscal year 2020 that vest over four years, with 50% of the RSUs vesting on August 1, 2021 and 25% of the RSUs vesting on each of August 1, 2022 and August 1, 2023, subject to continued employment on each such date; provided, that if the McKesson Exit occurred prior to the second anniversary of our initial public offering, then 25% of the RSUs would vest on August 20, 2020. Since the McKesson Exit occurred in March 2020, 25% of the RSUs vested on August 20, 2020 and the remaining 75% of the RSUs will vest in equal installments on each of August 1, 2021, August 1, 2022 and August 1, 2023, subject to continued employment on each such date.
(10)	Reflects PSUs which vest according to Revenue and Adjusted EBITDA targets as determined following the end of the three-year performance period and the earned PSUs will vest in July 2023. In the table above, the number and market value of units that vest based on Revenue and Adjusted EBITDA reflect target performance, because under terms of the merger agreement with UnitedHealth Group such PSUs will be converted to time-vesting RSUs of UnitedHealth Group assuming target performance.
(11)	Represents a grant of stock-settled restricted stock units that vest in equal installments, with one-third vesting on each of June 17, 2022, June 17, 2023 and June 17, 2024, subject to continued employment on such date.
(12)	Due to requirements imposed by the Tax Matters Agreement between McKesson and the Company in order to preserve McKesson’s tax-free exit, certain of our executives cannot receive shares of our common stock for two years following McKesson’s exit as an investor in the Company, which occurred in March 2020. Therefore, Messrs. de Crescenzo and Joshi received cash-settled RSUs for awards that will vest within that two-year period. These cash-settled RSUs vested in full on June 17, 2021, subject to continued employment on each such date.
(13)	Reflects time-vesting RSUs granted in fiscal year 2021 that vest over four years, with 25% vesting on each of June 17, 2021, June 17, 2022, June 17, 2023 and June 17, 2024, subject to continued employment on each such date.
(14)	Reflects PSUs which vest according to Revenue and Adjusted EBITDA targets as determined following the end of the three-year performance period and the earned PSUs will vest in June 2023. In the table above, the number and market value of units that vest based on Revenue and Adjusted EBITDA reflect target performance, because under terms of the merger agreement with UnitedHealth Group such PSUs will be converted to time-vesting RSUs of UnitedHealth Group assuming target performance.
(15)	Reflects shares of 2.5x exit-vesting cash-settled restricted stock units that represent unvested eRx Network performance shares that were rolled over into restricted stock units of Change Healthcare in connection with our acquisition of eRx Network on May 1, 2020. The exit-vesting restricted stock units will vest in full, if at all, during a participant’s employment when Blackstone has sold at least 25% of the maximum number of shares of capital stock in the Company and eRx Network (measured together on a weighted average shares basis) held by it from time to time and received cash proceeds from this equity investment at a weighted average price per share that is (i) equal to at least 2.5 times the amount of Blackstone’s weighted average price per share for its equity investment or (ii) sufficient to result in an annual internal rate of return of at least 25% on such shares sold assuming that Blackstone’s original purchase price for such shares sold was the weighted average price per share for all such shares acquired by Blackstone from time to time. The eRx awards are described more fully above under “—Compensation Discussion and Analysis —Fiscal Year 2021—Equity-Based Awards— Legacy eRx Replacement Awards”.
(16)	Reflects time-vesting RSUs granted in connection with Mr. Martin’s commencement of employment of April 13, 2020 and which vest over four years, with 25% of the RSUs vesting on April 13, 2021, April 13, 2022, April 13, 2023 and April 13, 2024, subject to continued employment on each vesting date.
(17)	Amounts reported are based on the closing price of our common stock of $22.10 as of March 31, 2021 multiplied by the number of reported shares.

Option Exercises and Stock Vested in Fiscal Year 2021

The following table provides information regarding the vesting of RSUs held by our named executive officers during fiscal year 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
N. de Crescenzo	—	—	49,775	$643,591
F. Eliasson	—	—	17,313	$223,857
K. Joshi	—	—	8,657	$111,935
R. O’Reilly	—	—	9,955	$128,718
(1)	Represents the gross number of shares that vested in fiscal year 2021. Mr. de Crescenzo and Mr. Joshi’s shares were settled in cash under the terms of their award agreements.
(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of Change Healthcare common stock on the day of vesting.

There were no stock options exercised by our named executive officers in fiscal year 2021.

Pension Benefits in Fiscal Year 2021

None of our named executive officers participate in or have accrued benefits under qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation for Fiscal Year 2021

The following table provides information regarding the named executive officers who participated in the DCAP and Supplemental 401(k) Plan in fiscal year 2021.

					Aggregate
			Aggregate		Balance
	Executive	Registrant	Earnings	Aggregate	at Last
	Contributions	Contributions	(Loss) in	Withdrawals/	Fiscal
	in Last FY	in Last FY	Last FY	Distributions	Year End
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
Neil de Crescenzo
Supplemental 401(k) Plan	70,489	56,391	39,239	-	209,244
DCAP	903,125	-	194,618	-	1,745,811
Roderick O’Reilly
Supplemental 401(k) Plan	29,566	23,653	6,809	-	60,028
(1)	Amounts reported in this column reflect contributions made by the named executive officer with respect to fiscal year 2021 into the DCAP and/or Supplemental 401(k) Plan. The amounts reported as contributions to the Supplemental 401(k) Plan are reported as compensation for fiscal year 2021 under Salary in the Summary Compensation Table above. The amounts reported as contributions to the DCAP are reported as compensation for fiscal year 2021 under Non-Equity Incentive Plan Compensation in the Summary Compensation Table above.
(2)	Amounts reported in this column reflect contributions by the Company with respect to fiscal year 2021 to the Supplemental 401(k) Plan. There are no employer contributions to the DCAP. The amounts reported are reported as compensation for fiscal year 2021 under “All Other Compensation” in the Summary Compensation Table above.
(3)	Because amounts included in this column do not reflect above-market or preferential earnings, none of these amounts are reported as compensation for fiscal year 2021 in the Summary Compensation Table above.
(4)	Amounts reported as Mr. de Crescenzo’s DCAP balance include $389,063 previously reported as fiscal year 2019 compensation for Mr. de Crescenzo in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Narrative to Nonqualified Deferred Compensation for Fiscal Year 2021 Table

In fiscal year 2021, Change Healthcare offered two unfunded, nonqualified retirement plans, the DCAP and Supplemental 401(k) Plan, to a select group of management or highly compensated employees who met the plans’ eligibility requirements.

DCAP

Eligible employees can voluntarily elect to defer a portion of their base and/or bonus pay into the DCAP plan. Effective January 1, 2019, the Company decided to discontinue the discretionary employer contribution. DCAP participants must defer a minimum of $5,000 of (i) base salary; (ii) any annual Incentive Plan award; or (iii) any long-term Incentive Plan award, up to (a) 75% of base salary; and (b) 90% of any annual bonus award and/or other eligible AIP award payable that year.

The amounts deferred by the participants are credited to separate bookkeeping accounts for each participant. Participants select from investment options, and each account is adjusted for the earnings or losses based on the performance of the selected options, but the accounts are not actually invested in these selected investment options. The account is merely a device for measurement and determination of amounts owed to the participant. The Company does not currently set aside funds in a rabbi trust for this plan but may do so in the future at its election.

Each participant elects to defer the compensation for a minimum of five years and a maximum period of deferral ending January following the year in which the participant reaches age 72. A participant may elect to receive the amounts credited to his or her account in a single lump-sum or in any specified number of annual installments not to exceed ten. A participant’s vested account shall be paid in a lump-sum or with the first installment commencing: (1) in the earlier of the first January or July that is at least six months following, and in the year after, the participant’s retirement, disability, or death; (2) in January of the year designated by the participant, provided that it is no later than the end of the maximum period of deferral; (3) in two or more Januarys designated by the participant following the year in which the participant’s retirement, disability or death occurs. The participant may elect a different time and/or form of distribution for retirement, disability or death. If no valid election is made (or if the participant separates from service for any reason other than retirement, disability or death), then payment will be made in a single lump sum paid in the earlier of the first January or July that is at least six months following, and in the year after, the year in which the earliest of the participant’s retirement, disability or death (or separation from service if not for one of these three reasons) occurs. Any participant who separates from service and is designated a “Specified Employee” (as defined in the DCAP) will have his or her payment delayed until the seventh month following the separation from service.

Supplemental 401(k) Plan

The Supplemental 401(k) Plan allows participants to elect to defer current compensation which exceeds the limitations of U.S. tax laws for the 401(k) Savings Plan and to provide employer matching contributions credited at a rate of up to 4% of pay when a participant defers 5% of pay, and participants may receive “Additional Matching Employer Contributions” credited to their account following the end of any fiscal year in which the participant defers compensation under the Supplemental 401(k) Plan. Participants may defer the difference between the maximum rate of deferral under the 401(k) Savings Plan multiplied by the participant’s compensation and the amount the participant can defer under the 401(k) Savings Plan with the limits imposed by Section 401(a) (17) of the Code, and they are always 100% vested in their contributions. Participants may also receive an additional Company match in the same percentage as the “Additional Matching Employer Contribution” (as defined in the 401(k) Savings Plan) percentage that would have been credited to the participant’s account if the deferrals were made under the 401(k) Savings Plan. The applicable vesting rules are the same as would apply under the 401(k) Savings Plan. The Compensation Committee may also make an additional discretionary contribution, which shall be forfeited if a participant separates from service prior to vesting.

The amounts deferred by the participants and vested employer contributions are credited to separate bookkeeping accounts for each participant. Participants select from investment options, and each account is adjusted for the earnings or losses of the performance of the selected options, but the accounts are not actually invested in these selected investment options. The account is merely a device for measurement and determination of amounts owed to the participant. The Company does not currently set aside funds in a rabbi trust for this plan but may do so in the future at its election.

A participant may elect to receive the amounts credited to his or her account in a single lump sum or in any specified number of annual installments, not to exceed ten, upon retirement, death or disability. If a participant separates from service for any other reason, the vested amounts in participant’s account will be paid in a single lump sum at the time of separation. Any employer matching contributions may be paid at a later date, but no later than the end of the calendar year. Any participant who separates from service and is designated a “Specified Employee” (as defined in the Supplemental 401(k) Plan) will have his or her payment delayed until the seventh month following the separation from service.

Potential Payments Upon Termination or Change in Control

The following summaries and table describe and quantify the potential payments and benefits that we would provide to our named executive officers in connection with their termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the terms of the named executive officer’s current equity award agreement(s), employment agreements for Mr. de Crescenzo and Mr. O’Reilly, offer letter for Mr. Eliasson, and current Executive Severance Guidelines were in effect on, and the termination of employment and/or change in control occurred on, March 31, 2021, the last business day of fiscal year 2021.

Severance Benefits-Employment Arrangements

Mr. de Crescenzo

If Mr. de Crescenzo’s employment is terminated without “cause” by the Company, by Mr. de Crescenzo for “good reason,” or in the event of death or “disability” (as such terms are defined in Mr. de Crescenzo’s employment agreement), in addition to certain accrued amounts, Mr. de Crescenzo will be entitled to receive (i) twenty four months of base salary continuation; (ii) an amount equal to two times his annual target bonus, payable over twenty four months; and (iii) a lump sum amount equal to the portion of the health insurance premium that the Company would have paid for active employees with similar coverage for a period of 18 months. The amounts payable to Mr. de Crescenzo upon a termination of employment described above are subject to Mr. de Crescenzo executing and not revoking a release of claims in favor of the Company.

Mr. Eliasson

Mr. Eliasson’s offer letter provides that Mr. Eliasson will receive severance benefits in accordance with the Executive Severance Guidelines in place at the time of his separation from employment. However, if his employment is terminated by the Company without “cause” (as such term is defined in the Executive Severance Guidelines) or Mr. Eliasson resigns for “good reason” (as such term is defined in the 2009 Equity Plan), his offer letter provides that he will be entitled to no less than a lump sum payment equal to (i) one times his base salary plus (ii) target AIP bonus plus (iii) an amount equal to the total amount of the monthly COBRA health insurance premiums that the Company would pay for employees with similar coverage during the 12-month period following his termination. The amounts payable to Mr. Eliasson upon a termination of employment described above are subject to Mr. Eliasson executing and not revoking a release of claims in favor of the Company.

Mr. O’Reilly

If Mr. O’Reilly’s employment is terminated without “cause” by the Company or by Mr. O’Reilly for “good reason” (as such terms are defined under the Executive Severance Guidelines or Canadian law, as applicable), in addition to certain accrued amounts, Mr. O’Reilly will be entitled to receive (i) 12 months of base salary and (ii) continued coverage under the Company’s Canadian medical, dental and prescription drug plans on the same terms as active employees during the 12 month period following termination of employment. In addition, if Mr. O’Reilly’s employment is terminated by the Company within 12 months of a Change in Control, he will also be entitled to a payment equal to his target bonus. The amounts payable to Mr. O’Reilly upon a termination of employment described above are subject to Mr. O’Reilly executing and not revoking a release of claims in favor of the Company.

Severance Benefits-Executive Severance Guidelines

Our named executive officers, excluding our Chief Executive Officer and Mr. O’Reilly, are eligible to receive severance in accordance with the U.S. Executive Severance Benefit Guidelines (the “Executive Severance Guidelines”). In connection with our initial public offering, each of our U.S. named executive officers who were party to an employment agreement, other than Mr. de Crescenzo and Mr. Eliasson, agreed to terminate such employment agreement and to be subject to the Executive Severance Guidelines, superseding any severance provisions contained in their employment agreements. All of our U.S. named executive officers, excluding Mr. de Crescenzo and Mr. O’Reilly, would be eligible to receive amounts under the Executive Severance Guidelines unless: (i) the executive voluntarily terminates employment, such as through resignation or retirement; (ii) the executive rejects an offer of “comparable employment” with the Company; or (iii) in connection with a “change in control” between the Company and another entity, the surviving entity employs executive for twelve months after the change in control in the same position he or she held immediately prior or offers comparable employment to the executive.

If none of these exceptions apply, the Executive Severance Guidelines provide that, if an executive’s employment is terminated without “cause” or the executive experiences a constructive termination that the executive and the Company agree is a qualifying termination, then the executive will be entitled to receive:

•	a lump sum payment in an amount equal to twelve months of the executive’s base salary in effect on the date of termination;
•	a lump sum payment in an amount equal to the total amount of the monthly COBRA health insurance premiums that the Company and the executive would pay for employees with similar coverage during the 12-month period following the termination; and
•	if the termination occurs within twelve months after a change in control, an amount equal to the bonus the executive would have received under the AIP at one-times the executive’s full target payout for the year in which the termination occurs.

For these purposes, “cause,” “change in control,” “comparable employment” and “qualifying termination” have the meanings ascribed to such terms in the Executive Severance Guidelines.

Our Executive Severance Guidelines contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance to the executive than would otherwise be provided absent application of the reduction.

In order to receive payments under the Executive Severance Guidelines, the executive must execute and not revoke a release of claims in favor of the Company.

Equity Awards

Time-Vested and Exit-Vesting Options - 2009 Equity Plan

Time-Vesting Options

In the event of a “change of control” (as defined in the 2009 Equity Plan) during the named executive officer’s continued employment, all unvested time-vesting stock options will become fully vested on an accelerated basis.

In addition, if Mr. de Crescenzo’s employment is terminated without cause, by him for good reason or by Mr. de Crescenzo due to a qualifying retirement, death or disability, the next installment of his time-vesting options will become vested and fully exercisable.

Exit-Vesting Options

In the event of a change of control during the named executive officer’s continued employment, the exit-vesting options will vest to the extent that the applicable vesting criteria discussed above under “Outstanding Equity Awards at 2021 Fiscal Year-End” are satisfied in connection with the change in control.

In addition, if Mr. de Crescenzo’s employment is terminated without cause, by him for good reason or due to a qualifying retirement, death or disability, his exit-vesting options will remain outstanding and be eligible to vest, subject to satisfaction of the applicable vesting criteria, for six months following the date of termination.

Unvested Replacement 2.5x Exit-Vesting Restricted Stock - 2009 Equity Plan

In the event of a change of control during the named executive officer’s continued employment, shares of 2.5x exit-vesting restricted stock will vest to the extent that the applicable vesting criteria discussed above under “Outstanding Equity Awards at 2021 Fiscal Year-End” are satisfied in connection with the change in control.

In addition, if the named executive officer’s employment is terminated without cause, by him or due to a qualifying retirement, death or disability, shares 2.5x exit-vesting restricted stock will remain outstanding and be eligible to vest, subject to achievement of the applicable vesting criteria, for six months following the date of termination.

Restricted Stock Units - Omnibus Plan

In the event of a “change in control” (as defined in the Omnibus Plan) during the named executive officer’s continued employment, if within twelve months following the change in control such named executive officer’s employment is terminated by the Company without cause or by him for good reason, then all unvested RSUs will become fully vested on an accelerated basis.

In addition, all unvested RSUs will also become fully vested upon the death of the named executive officers. Upon the occurrence of a disability or upon a retirement, a prorated portion of the unvested RSUs will become vested for the named executive officers.

In March 2020, the Compensation Committee amended outstanding RSUs to provide that, in the event of a change in control during the named executive officer’s continued employment, if within twelve months following the change in control such named executive officer’s employment is terminated by us without cause or by him for good reason, then all unvested RSUs will vest in full.

Performance Stock Units - Omnibus Plan

If a named executive officer’s employment is terminated due to disability or upon a retirement (as such terms are defined in the Omnibus Plan) prior to the end of the performance period, a prorated number of PSUs, based on the number of days the named executive officer was employed during the performance period, will remain outstanding and eligible to become earned PSUs based on actual performance during the performance period. If a named executive officer’s employment is terminated due to disability or upon a qualifying retirement after the end of the performance period, any earned PSUs will vest and be settled in cash within 30 days following July 2, 2023.

In the event of the death of a named executive officer prior to the end of the performance period, all PSUs will remain outstanding and eligible to become earned PSUs based on actual performance during the performance period. If a named executive officer’s death occurs after the end of the performance period, then any earned PSUs will vest and be settled in cash within 30 days following July 2, 2023.

In March 2020, the Compensation Committee amended outstanding PSUs to provide that, in the event of a change in control during the named executive officer’s continued employment, if within twelve months following the change in control such named executive officer’s employment is terminated by the Company without cause or by him for good reason, then all unvested PSUs will become fully vested on an accelerated basis to the extent not vested in connection with the change in control.

Unvested Legacy eRx Replacement RSUs – Omnibus Plan

In the event of a change of control during the named executive officer’s continued employment, the unvested legacy eRx 2.5x exit-vesting RSUs will vest to the extent that the applicable vesting criteria discussed above under “Outstanding Equity Awards at 2021 Fiscal Year-End” are satisfied in connection with the change in control.

In addition, if the named executive officer’s employment is terminated without cause, by him or due to a qualifying retirement, death or disability, unvested legacy eRx 2.5x exit-vesting RSUs will remain outstanding and be eligible to vest, subject to achievement of the applicable vesting criteria, for six months following the date of termination.

Estimated Payments and Benefits Upon Termination

The following table describes the potential benefits that would have been payable to our currently employed named executive officers under existing plans and contractual arrangements assuming a termination occurred on March 31, 2021, the last business day of fiscal year 2021. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. The amounts shown in the table also do not include any distributions of previously vested plan balances under our 401(k) Savings Plan and our nonqualified deferred compensation retirement plans. See “Nonqualified Deferred Compensation for Fiscal Year 2021” above for information about our nonqualified deferred compensation retirement plans.

Name	Payment Element	Termination by us Without “Cause,” “Good Reason” or Qualifying Termination (b)		Termination by us Without “Cause,” “Good Reason” or Qualifying Termination within 12 months of Change in Control (c)	Change in Control Only (d)	Death (e)		Disability (e)
N. de Crescenzo	Salary Continuation		$1,700,000	$1,700,000	–		$1,700,000		$1,700,000
	Bonus Payment		$2,550,000	$2,550,000	–		$2,550,000		$2,550,000
	COBRA Payments		$23,035	$23,035	–		$23,035		$23,035
	Equity Award Acceleration(a)	$		$28,241,579	$147,414		$18,388,835		$7,464,309
F. Eliasson	Salary Continuation		$650,000	$650,000	–	$		$
	Bonus Payment		$552,500	$552,500	–	$		$
	COBRA Payments		$27,531	$27,531	–	$		$
	Equity Award Acceleration(a)		$540,518	$11,170,625	$540,518		$8,468,035		$2,773,980
K. Joshi	Salary Continuation		$450,883	$450,883	–	$		$
	Bonus Payment	$		$383,251	–	$		$
	COBRA Payments		$22,373	$22,373	–	$		$
	Equity Award Acceleration(a)	$		$6,417,059	$58,966		$3,565,923		$1,413,126
S. Martin	Salary Continuation		$600,000	$600,000	–	$		$
	Bonus Payment	$		$510,000	–	$		$
	COBRA Payments		$27,531	$27,531	–	$		$
	Equity Award Acceleration(a)	$		$5,626,793	–		$5,626,793		$1,396,408
R. O’Reilly	Salary Continuation		$535,580	$535,580	–	$		$
	Bonus Payment	$		$455,243	–	$		$
	COBRA Payments		$3,252	$3,252	–	$		$
	Equity Award Acceleration(a)	$		$5,521,017	$250,604		$3,766,790		$1,309,598
(a)	Amounts reported assume that PSUs vest at target.
(b)	For all individuals except Mr. de Crescenzo and Mr. Eliasson, the bonus payment is made only if termination occurs within 12 months following a change in control. Mr. de Crescenzo and Mr. Eliasson also receive the disclosed amounts in this column for termination by the executive for “good reason.”
(c)	Effective in March 2020, all outstanding equity awards will fully vest in the event of a termination of employment by the Company without cause or a resignation for good reason within 12 months following a change in control. Amounts reported assume that PSUs vest at target.

(d)	Amounts reported with respect to a Change in Control Only reflect the value of the time-vesting options that fully vest and become exercisable upon a change in control. No amounts have been reported with respect the exit-vesting options and exit-vesting restricted stock as we have assumed such awards would not have vested upon a change in control because the performance condition would not have been satisfied.
(e)	RSUs and PSUs granted in August 2019, RSUs granted in June 2020 and PSUs granted in October 2020 fully vest (based on actual performance for PSUs) in the event of death and prorated amounts will vest in the event of retirement or disability. Only Mr. de Crescenzo is eligible for salary continuation, bonus payment and COBRA payments upon death or disability.

Proposal 3 Ratification of the Appointment of Deloitte and Touche LLP as the Independent Registered Public Accounting Firm for the Company for Fiscal Year 2022

The Audit Committee is directly responsible for the appointment, retention and oversight of the independent registered public accounting firm retained to audit our financial statements, including the compensation of such firm and the related audit fee negotiations. The Audit Committee of the Board has engaged Deloitte and Touche LLP (“Deloitte”) as the independent registered public accountants since 2017. The Board recommends that the stockholders ratify the appointment for fiscal year 2022.

Although stockholder ratification of the engagement of Deloitte is not required by the Company’s Amended and Restated Bylaws, the Board believes that it is desirable to give our stockholders the opportunity to ratify the appointment. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will take this into consideration and may or may not consider the appointment of another independent registered public accounting firm for the Company in future years. Even if the appointment of Deloitte is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such change would be in the best interests of the Company and its stockholders. Representatives of Deloitte are expected to attend our 2022 Annual Meeting and will have the opportunity to make a statement at the meeting if they so desire to do so. Deloitte will also be available to answer appropriate questions.

Deloitte has informed us that that they are not aware of any independence-related relationships between their firm and the Company, other than the professional services discussed below under “Services and Fees.” Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings or by unanimous written consent of all of the Audit Committee members between meetings. All fees and services were pre-approved by the Audit Committee for fiscal year 2021.

Services and Fees

The following table sets forth the fees paid to Deloitte for professional services rendered with respect to fiscal year 2021 and fiscal year 2020:

	FY21	FY20
Audit Fees	$4,398,778	$6,031,216
Audit-Related Fees	$466,000	$1,530,754
Tax Fees	$177,052	$172,548
All Other Fees	—	$—
TOTAL	$5,041,830	$7,734,518

Audit Fees. This category consists of fees for professional services rendered for the audit of the Company’s and Change Healthcare LLC’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings.

Audit-Related Fees. This category consists of fees for assurance and related services for employee benefit plan audits, accounting consultations, statutory audits, mergers and acquisitions related services, SOC reports, association and waiver fees related to S-4 filings and bond offerings.

Tax Fees. This category consists of fees for professional services rendered for tax compliance, including services related to the preparation of tax returns and professional services.

All Other Fees. This category consists of fees for advisory work that does not meet the above category descriptions, including a strategic sourcing analysis. No such fees were incurred in fiscal 2021 or fiscal 2020.

☑	Our Board of Directors unanimously recommends a VOTE FOR this proposal.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of our Board and operates pursuant to a written charter that complies with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the Nasdaq listing requirements. In order to fulfill its oversight responsibilities, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements in our annual report on Form 10-K for the year ended March 31, 2021;
•	discussed the selection and evaluation of the independent registered public accounting firm, Deloitte, including a review of all relationships between Deloitte and the Company;
•	has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence; and
•	reviewed and discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our fiscal year 2021 Annual Report on Form 10-K.

Respectfully submitted,

Phillip W. Roe, Chairman

Nella Domenici

Diana McKenzie

Philip M. Pead

Our Executive Officers

Neil E. de Crescenzo

Mr. de Crescenzo (60) is our President and Chief Executive Officer and a member of our Board of Directors. Prior thereto, Mr. de Crescenzo served as Chief Executive Officer and a member of the board of directors of Legacy CHC from September 2013 to the closing of the Joint Venture in March 2017. Prior to that, Mr. de Crescenzo served as the Senior Vice President and General Manager of the Global Health Sciences business of Oracle Corporation from June 2008 to September 2013. Prior to joining Oracle in 2006, Mr. de Crescenzo spent 10 years at IBM Corporation, including his last role as senior executive for Global Healthcare Business Consulting Services. Mr. de Crescenzo received a B.A. in Political Science from Yale University and an M.B.A. from Northeastern University.

Fredrik Eliasson

Mr. Eliasson (51) is our Executive Vice President and Chief Financial Officer. Prior thereto, Mr. Eliasson served as Executive Vice President and Chief Sales and Marketing Officer of CSX Corporation (“CSX”), a premier transportation company that provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, from September 2015 to November 2017. From 2012 through August 2015, he served as CSX’s Executive Vice President and Chief Financial Officer. Prior to that, Mr. Eliasson led the development of two of CSX’s major markets as Vice President of Chemicals and Fertilizer and Vice President of Emerging Markets. He also supported Sales and Marketing in a previous position as Vice President of Commercial Finance. Mr. Eliasson received a B.A. and an M.B.A. from Virginia Commonwealth University.

Loretta A. Cecil

Ms. Cecil (64) is our Executive Vice President and General Counsel. Prior thereto, Ms. Cecil served as Senior Vice President, Governance Relations at McKesson and General Counsel at McKesson Technology Solutions from July 2006 to the closing of the Joint Venture in March 2017. Prior to that, Ms. Cecil worked as General Counsel and Chief Compliance Officer for NCR Corporation’s Retail Division from 2003 to 2006. Prior to that she was a member of Womble Carlyle Sandridge & Rice, LLP, where she led the law firm’s national Telecommunications Practice Group and Georgia Government Relations Practice Group. Prior to that, Ms. Cecil was at AT&T and held several senior positions. Ms. Cecil received a B.A. from The University of North Carolina at Greensboro and a J.D. from The University of North Carolina at Chapel Hill.

Kriten Joshi

Mr. Joshi (50) is our Executive Vice President and President, Network Solutions. Prior to joining the Company, Mr. Joshi served as Executive Vice President—Products of Legacy CHC from December 2013 to the closing of the Joint Venture in March 2017. Prior to joining Legacy Change Healthcare, Mr. Joshi was Global Vice President of Healthcare Product Strategy for Oracle Corporation’s Health Sciences Global Business Unit from December 2006 to December 2013. Prior to joining Oracle, Mr. Joshi served in senior strategy roles in IBM’s Global Sales and Distribution organization from 2003 to 2006. Prior to that, Mr. Joshi was with McKinsey and Co. Mr. Joshi received a B.S. in Mathematics from the California Institute of Technology and a Ph.D. in Physics from the Massachusetts Institute of Technology.

Thomas Laur

Mr. Laur (46) is our Executive Vice President and President, Technology Enabled Solutions. Prior to joining the Company, Mr. Laur was President of the SAP Health division from August 2016 to January 2018, with responsibility over strategy, innovation, sales, marketing and operations for SAP’s global healthcare business. Before joining SAP, Mr. Laur was Chief Executive Officer of Sutherland Healthcare Solutions, a global services and analytics company, from July 2014 to July 2016. Earlier in his career, Mr. Laur worked at Cognizant as the Managing Director of the Healthcare Digital Ventures and Global Director of Strategy. Before this, he served nearly ten years as an Associate Partner in the strategy practice of Deloitte Consulting in New York City, Brussels and Boston. Mr. Laur received a B.S. in Economics and an MBA from the ICHEC Brussels School of Management.

Roderick H. O’Reilly

Mr. O’Reilly (60) is our Executive Vice President and President, Software and Analytics. Prior to joining the Company, Mr. O’Reilly served as President of McKesson Health Solutions from October 2014 to the closing of the Joint Venture in March 2017. Prior to that position, Mr. O’Reilly led portfolio management, mergers and acquisitions and integrated planning as the Senior Vice President of Strategy and Business Development for McKesson Technology Solutions from March 2013 to October 2014. Mr. O’Reilly also served as President of McKesson’s Health Systems Enterprise Solutions from 2010 to 2013. Prior to that, Mr. O’Reilly was President of the Enterprise Medical Imaging Group from 2008 to 2010. Mr. O’Reilly joined McKesson in 2002 through the acquisition of A.L.I. Technologies, where he had served as Vice President of Operations since 1998. Mr. O’Reilly earned his B.A. in Business Administration from Simon Fraser University and his M.B.A. from the University of British Columbia.

August Calhoun

Mr. Calhoun (50) is our Executive Vice President and President, Sales and Operations. Prior thereto, Mr. Calhoun served as Senior Vice President and general manager (GM) of Services at Siemens from April 2016 to March 2018. Prior to Siemens, Mr. Calhoun held increasingly senior leadership positions in several dynamic organizations. He progressed from sales roles at IBM to national sales roles at Dell, then led one of Dell’s largest industry verticals. He later served as Senior Vice President and GM for the $250M Provider Solutions business at Truven Health Analytics prior to joining Siemens. Mr. Calhoun received a B.S. in Chemistry from the University of Delaware, and a Ph.D. in Physical Chemistry from the University of Pennsylvania.

W. Thomas McEnery

Mr. McEnery (59) is our Executive Vice President, Corporate Affairs and Chief Marketing Officer. Prior to joining the Company in 2014, Mr. McEnery served as the Chief Marketing Officer of Optum (a part of UnitedHealth Group) from September 2007 to May 2013. Throughout his career, he has served in many leadership positions, including Managing Partner of Green Point Partners, Vice President of Global Marketing at Fair Isaac Corporation, and several roles at Fallon Worldwide. Mr. McEnery received a B.A. in Communication from the University of Minnesota-Duluth and has completed executive level coursework at Thunderbird, the Garvin School of International Management.

Linda Whitley-Taylor

Ms. Whitley-Taylor (58) is our Executive Vice President and Chief People Officer. Prior thereto, Ms. Whitley-Taylor was executive vice president and chief human resources officer at Amerigroup Corporation from January 2008 to December 2012. Prior to Amerigroup, Ms. Whitley-Taylor was senior vice president of Human Resources Operations for Genworth Financial (formerly GE Financial Assurance), where she helped take the company public in 2004. Prior to that, Ms. Whitley-Taylor spent 15 years with GE in a variety of roles and locations, including operations, quality, training, talent management, and human resources. Ms. Whitley-Taylor received a B.A. in Psychology from Radford University.

Steven Martin

Steven Martin (48) is our Executive Vice President of Enterprise Technology. Prior to joining the Company, Mr. Martin was the acting CEO for GE Digital from December 2018 to December 2019 and chief digital officer for GE Power from July 2017 to December 2018, as well as the chief commercial officer for GE Digital. Before joining GE, Mr. Martin spent 14 years at Microsoft, where he held several positions, including as general manager and chief data scientist for Microsoft Azure, leading global operations, customer acquisition, analytics, data science, and service management. Mr. Martin holds a B.S. in behavioral psychology from the University of Texas at Austin.

Ownership of Common Stock

Security Ownership of Certain Beneficial Owners and Management

The table and accompanying footnotes below show information regarding the beneficial ownership of our common stock as of February 15, 2022 by:

•	Each person who is known by us to own beneficially more than 5% of our common stock;
•	Each current director and nominee for director;
•	Each named executive officer; and
•	All directors and executive officers as a group.

This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC and includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). Shares of common stock underlying options that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Holders of RSUs and PSUs granted under Omnibus Plan have the right to direct the voting of the shares underlying those RSUs and PSUs only to the extent the shares are vested. As of February 15, 2022, 311,959,026 shares of common stock were outstanding.

Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed.

Name	Shares Beneficially Owned as of February 15, 2022		Number of Shares Subject to Option Exercisable as of February 15, 2022 (or which become exercisable within 60 days of this date)	Number of RSUs that Vest within 60 Days of February 15, 2022	Total	Percent of Class
Blackstone	59,620,253	(1)			59,620,253	19.1
UnitedHealth Group Incorporated	59,046,102	(2)			59,046,102	18.9
The Vanguard Group	21,424,231	(3)			21,424,231	6.9
Clarkston Capital Partners, LLC	18,886,565	(4)			18,886,565	6.1
Abrams Capital	16,978,020	(5)			16,978,020	5.4
Named Executive Officers and Directors
Neil de Crescenzo	373,000		1,835,584	—	2,208,584	*
Fredrik Eliasson(6)	240,139		695,200	—	935,339	*
Kriten Joshi	166,668		567,140	15,077	748,885	*
Steven Martin	37,426		—	53,539	90,965	*
Roderick O’Reilly	37,492		483,480	—	520,972	*
Howard Lance	218,856		223,701	—	442,557	*

Name	Shares Beneficially Owned as of February 15, 2022	Number of Shares Subject to Option Exercisable as of February 15, 2022 (or which become exercisable within 60 days of this date)	Number of RSUs that Vest within 60 Days of February 15, 2022	Total	Percent of Class
Nella Domenici	21,622	—	—	21,622	*
Nicholas Kuhar	—	—	—	—	*
Diana McKenzie	33,048	—	—	33,048	*
Bansi Nagji	31,622	—	—	31,622	*
Philip Pead	94,984	59,164	—	154,148	*
Phillip Roe	33,048	59,164	—	92,212	*
Neil Simpkins	—	—	—	—	*
Robert Zollars	33,048	30,336	—	63,384	*
All Executive Officers and Directors as a Group (19 persons)	1,555,499	5,038,182	68,616	6,662,297	*

*	Less than 1%
(1)	Reflects 59,040,668 shares directly held by BCP Summit Holdings L.P., 5,434 shares directly held by BFIP Summit Holdings L.P. and 574,151 shares directly held by GSO COF Facility LLC (together with BCP Summit Holdings L.P. and BFIP Summit Holdings L.P., the “Blackstone Funds”). The general partner of BCP Summit Holdings L.P. is BCP Summit Holdings GP L.L.C. The general partner of BFIP Summit Holdings L.P. is BFIP Summit Holdings GP L.L.C. The sole member of BCP Summit Holdings GP L.L.C. is Blackstone Management Associates VI L.L.C. The sole member of Blackstone Management Associates VI L.L.C. is BMA VI L.L.C. The managing member of BMA VI L.L.C. is Blackstone Holdings III L.P. The sole member of BFIP Summit Holdings GP L.L.C. is BCP VI Side-by-Side GP L.L.C. The sole member of BCP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is Blackstone Inc. The collateral manager of GSO COF Facility LLC is Blackstone Alternative Credit Advisors LP (f/k/a GSO Capital Partners LP). GSO Advisor Holdings L.L.C. is the special limited partner of Blackstone Alternative Credit Advisors LP with the investment and voting power over the securities beneficially owned by Blackstone Alternative Credit Advisors LP. The sole member of GSO Advisor Holdings L.L.C. is Blackstone Holdings I L.P. The general partner of Blackstone Holdings I L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the entities described in this footnote and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares (other than the Blackstone Funds to the extent of their direct holdings). The address of Mr. Schwarzman and each of the other entities listed in this footnote (other than GSO COF Facility LLC and Blackstone Alternative Credit Advisors LP) is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154. The address of GSO COF Facility LLC and Blackstone Alternative Credit Advisors LP is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, New York, New York 10154. As of February 15, 2022, Blackstone entities have pledged, hypothecated or granted security interests in 59,046,102 of the shares of Change Common Stock held by them pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of Change Common Stock pledged to them and may seek recourse against the borrower.
(2)	Based on the Schedule 13D filed by UnitedHealth Group Incorporated (“UNH”), UNH may be deemed to share voting and dispositive power with respect to shares owned beneficially or of record by certain investment funds affiliated with Blackstone as a result of certain provisions contained in the Support Agreement dated as of January 5, 2021, by and among UnitedHealth Group Incorporated and certain investment funds affiliated with Blackstone as described further in the Schedule 13D. As of January 5, 2021, the total number of shares owned beneficially or of record by such investment funds affiliated with Blackstone and subject to the Support Agreement was 59,046,102. The address of the principal executive offices of UNH is 9900 Bren Road East, Minnetonka, Minnesota 55343.
(3)	Based on the Schedule 13G/A filed by The Vanguard Group on February 9, 2022, reflects shared voting power over 112,393 shares, sole dispositive power over 21,101,631 shares, and shared dispositive power over 322,600 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based on the Schedule 13G/A filed with the SEC on February 10, 2022, Clarkston Capital Partners, LLC, Clarkston Companies, Inc., Modell Capital LLC, Jeffrey A. Hakala, Gerald W. Hakala and Jeremy J. Modell share voting and dispositive power over 18,886,565 shares. The business address of these persons is 91 West Long Lake Road, Bloomfield Hills, MI 48304.
(5)	Based on the Schedule 13G/A filed with the SEC on February 14, 2022, Abrams Capital, LLC, Abrams Capital Management, LLC, Abrams Capital Management, L.P. and David Abrams share voting and dispositive power over 16,978,020 shares. Abrams Capital Partners II, L.P. shares voting and dispositive power over 14,620,281 of such shares. The business address of these persons is c/o Abrams Capital Management, L.P. 222 Berkeley Street, 21st Floor, Boston, MA 02116.
(6)	140,000 shares are held by a trust, of which Mr. Eliasson and his spouse are trustees.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than ten percent of our common stock (the “Section 16 Persons”) to file with the SEC various reports as to ownership of and changes of ownership in any class of equity securities of our Company. Based solely on a review of the reports filed by the Section 16 Persons since April 1, 2020 and related written representations, we believe that all of our Section 16 Persons filed the required reports on a timely basis, except that, due to administrative error, four Form 4s were filed late on behalf of each of Neil de Crescenzo, W. Thomas McEnery, and Linda Whitley-Taylor to report the vesting, settlement or withholding of shares to satisfy taxes, as applicable, in connection with vesting of previously reported RSU awards previously granted to the Section 16 Person, while three such Form 4s were filed late on behalf of August Calhoun, Loretta Cecil, Fredrik Eliasson, Kriten Joshi, Thomas Laur, Roderick O’Reilly and Paul Rareshide and two such Form 4s were filed late on behalf of Steven Martin.

Certain Relationships and Related Transactions

The Board has a written policy that requires notification, review and approval of related person transactions. Under the policy, all related person transactions are subject to ongoing review and approval or ratification by the Audit Committee. A “related person” generally means directors (and nominees), executive officers, stockholders owning more the 5% of our common stock and immediate family members or entities affiliated with any of the foregoing.

The following section describes certain transactions since the beginning of the fiscal year ended March 31, 2021 in which Change Healthcare Inc. or any of its subsidiaries was a party in which the amount involved exceeded $120,000 and in which a related person had (or may have had) a direct or indirect material interest.

In addition to the transactions described below, certain of our directors or director nominees are officers or partners of private equity firms which, directly or through their controlled portfolio companies, enter into commercial transactions with Change Healthcare or its subsidiaries in the ordinary course of business. We do not believe that such directors or director nominees have a direct or indirect material interest in such transactions.

In accordance with our policy, all transactions discussed below have been reviewed, approved or ratified by the Audit Committee.

Background

On March 1, 2017, McKesson Corporation, a Delaware corporation (“McKesson”) and Change Healthcare Inc. (“Change”) completed the Joint Venture Transactions (as defined below) whereby the majority of McKesson’s Technology Solutions segment (“Core MTS”) and substantially all of Change Healthcare Performance, Inc.’s legacy business (“Legacy CHC”) were contributed to Change Healthcare LLC, a Delaware limited liability company (“Change Healthcare LLC” or the “Joint Venture”), pursuant to the Contribution Agreement (as defined below), resulting in the establishment of the Joint Venture (the “Joint Venture Transactions”). In March 2020, McKesson completed a split-off (the “Distribution”) of its interest in the Joint Venture (“Qualified McKesson Exit”) through an exchange offer of its common stock for shares of PF2 SpinCo, Inc, a Delaware corporation and wholly owned subsidiary of McKesson (“SpinCo”). On March 10, 2020 (the “Merger Effective Date”), pursuant to the Agreement and Plan of Merger, dated December 20, 2016 (the “Merger Agreement”), by and among Change Healthcare Inc., McKesson and SpinCo, Change Healthcare Inc. combined with SpinCo in a two-step all-stock “Reverse Morris Trust” transaction that involved (i) a separation (the “Separation”) of SpinCo from McKesson pursuant to the Separation and Distribution Agreement, dated February 10, 2020 (the “Separation Agreement”); followed by (ii) the merger of SpinCo with and into Change Healthcare Inc., with Change Healthcare Inc. as the surviving company (such merger, together with the other transactions contemplated by the Merger Agreement, the “Merger”).

The Merger was consummated pursuant to the Merger Agreement and the Separation Agreement (the transactions contemplated by the Merger Agreement and the Separation Agreement, which provided for, among other things, the Separation, the Distribution and the Merger, are referred to as the “Transactions”). As a result, the Joint Venture became a wholly owned subsidiary of Change Healthcare Inc., and subsequent to the Merger, McKesson no longer holds any equity or voting interest in the Joint Venture. The transactions described herein include those involving our “related persons” (as defined above), which, prior to the Merger, included McKesson. Following the Merger, McKesson is no longer a related person.

Stockholders Agreement

In connection with the Joint Venture Transactions, Change entered into a stockholders agreement with investment funds associated with Blackstone Inc. (“Blackstone”), the Joint Venture, and certain former Change stockholders and amended it in connection with its initial public offering. The stockholders agreement requires Change to nominate a number of individuals designated by Blackstone for election as Change’s directors at any meeting of its stockholders (each, a “Blackstone Director”) such that, following the election of any directors, taking into account any director continuing to serve as such without the need for re-election and assuming that each nominated Blackstone Director is elected, (i) prior to a Qualified McKesson Exit (which included the Transactions) and for so long as the parties to the stockholders agreement and their respective affiliates together continue to beneficially own at least 40% of the shares of Change Common Stock entitled to vote generally in the election of Change’s directors as of the record date for such meeting, the number of Blackstone Directors serving as directors of Change’s board would be equal to a majority of the total number of directors comprising Change’s board of directors; and (ii) following a Qualified McKesson Exit (which included the Transactions) and for so long as Blackstone and its affiliates together continue to beneficially own at least 50% of the shares of Change Common Stock issued to Blackstone in connection with the Joint Venture Transactions (as appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like), the number of Blackstone Directors serving as directors of Change’s board will be equal to a majority of the total number of directors comprising the Change board of directors minus one director (the “Post-McKesson Exit Level”). Further, the stockholders agreement provides that in any event, Change will be required to nominate at least two Blackstone Directors for so long as Blackstone and its affiliates together continue to beneficially own at least 5% of the shares of Change Common Stock entitled to vote generally in the election of directors as of the record date for such meeting; provided, that following a Qualified McKesson Exit (which included the Transactions), the number of Blackstone Directors will not exceed the Post-McKesson Exit Level.

In the case of a vacancy on the Change board of directors created by the removal or resignation of a Blackstone Director, the stockholders agreement requires Change to nominate an individual designated by Blackstone for election to fill the vacancy.

Mr. Nicholas L. Kuhar, who is an employee of Blackstone, and Mr. Neil P. Simpkins, who is an Executive Advisor to Blackstone, are currently directors of Change.

Registration Rights Agreement

In connection with the Joint Venture Transactions, Change entered into a registration rights agreement (the “Registration Rights Agreement”) with Blackstone and certain former Change stockholders, including McKesson. The Registration Rights Agreement provides to Blackstone customary “demand” and “piggyback” registration rights with respect to Change Common Stock, subject to the transfer restrictions set forth in the limited liability company agreement of the Joint Venture. The registration rights agreement also provides that Change will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended. Following consummation of the Transactions, McKesson no longer holds any registrable securities under the registration rights agreement.

eRx Network Option Agreement

In connection with the Joint Venture Transactions, the equity interests for entities representing the eRx Network were distributed to the Legacy CHC Stockholders, and in connection therewith a subsidiary of Legacy CHC and the Legacy CHC Stockholders entered into an option agreement for a subsidiary of Change Healthcare LLC to acquire the eRx Network (the “Option Agreement”). Under the terms of the Option Agreement, the option to acquire the eRx Network only became exercisable at any such time that McKesson owned (directly or indirectly), in the aggregate, less than 5% of the outstanding LLC Units in the Joint Venture, and therefore became exercisable in connection with the Transactions. On May 1, 2020, the Company exercised its option to purchase and completed the acquisition of eRx Network, at a purchase price of $212.9 million plus cash on the balance sheet. The purchase price was calculated in accordance with the formula set forth in the Option Agreement of (i) $1.00 plus (ii) (a) the adjusted EBITDA of eRx Network (including synergies related to the Company’s acquisition thereof) for the twelve-month period ended February 29, 2020 less $14.269 million multiplied by (b) twelve, subject to certain purchase adjustments.

Transition Services Agreements

In connection with the creation of the Joint Venture, we entered into transition services agreements with eRx Network. Under the agreements, we provided certain transition services to eRx Network in exchange for specified fees. Prior to the acquisition of eRx Network, we recognized approximately $283,000 in transition fee income during the year ended March 31, 2021.

Employer Healthcare Program Agreement with Equity Healthcare

Legacy CHC has entered into an employer health program agreement with Equity Healthcare LLC (“Equity Healthcare”), an affiliate of Blackstone, pursuant to which Equity Healthcare provides to Change Healthcare LLC certain negotiating, monitoring and other services in connection with Change Healthcare LLC’s health benefit plans. In consideration for Equity Healthcare’s services for the period of January 1, 2020 through December 31, 2020, Change Healthcare LLC paid Equity Healthcare a fee of $1.00 per participating employee per month. Beginning January 1, 2021 and January 1, 2022, Change Healthcare LLC began paying Equity Healthcare a fee of $3.00 and $3.25, respectively, per employee per month for those employees participating in certain of our health plans.

Transactions with Sponsor Portfolio Companies

We provide various services to, and purchase services from, certain Blackstone portfolio companies under contracts that were executed in the normal course of business. During the year ended March 31, 2021 and the first nine months of the year ended March 31, 2022, we recognized revenue of approximately $8,707,000 related to services provided to Blackstone portfolio companies and we paid Blackstone portfolio companies approximately $30,783,000 related to services provided to us.

Potential Debt Repurchases

As market conditions warrant, Change and its major equity holders, including Blackstone, may from time to time, depending upon market conditions, seek to repurchase its debt securities or loans in privately negotiated or open market transactions, by tender offer or otherwise.

Term Loans Held by Related Party

Certain investment funds managed by GSO Capital Partners LP (the “GSO-managed funds”) held a portion of the term loans under our Senior Credit Facilities. GSO Advisor Holdings LLC (“GSO Advisor”) is the general partner of GSO Capital Partners LP and Blackstone, indirectly through its subsidiaries, holds all of the issued and outstanding equity interests of GSO Advisor. As of December 31, 2021 and March 31, 2021, the GSO-managed funds held approximately $252,131,000 and $162,189,000, respectively, in principal amount of the Senior Credit Facilities (none of which is classified within current portion of long-term debt).

Merger With UnitedHealth Group

As previously disclosed, on January 5, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UnitedHealth Group Incorporated (“UNH”) and Cambridge Merger Sub Inc., a wholly owned subsidiary of UNH (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “UNH Merger”), with the Company surviving the UNH Merger as a wholly owned subsidiary of UNH. As a result of certain provisions contained in the Support Agreement dated as of January 5, 2021, by and among UNH and certain investment funds affiliated with Blackstone, UNH may be deemed to be the beneficial owner of more than 5% of our common stock. A description of the terms of the UNH Merger Agreement and other arrangements between the Company, UNH and Blackstone entered into in connection with the UNH Merger are described in the Current Report on Form 8-K, filed with the SEC on January 6, 2021, which description is incorporated herein by reference.

Other Transactions

Christopher Lance, Vice-President, Product Management and Strategy, is the son of Howard Lance, the Chairman of our Board of Directors. Christopher Lance’s total compensation in connection with his employment with the Company during fiscal year 2021 and the first three quarters of fiscal 2022 was approximately $612,463, including salary, bonus, equity awards and 401(k) matching contributions.

In the ordinary course of business, Change Healthcare, including through the acquisition of eRx Network, has commercial transactions with GoodRx Inc., where Mr. Nagji is the President of Healthcare. In accordance with our policy, transactions with GoodRx are reviewed, approved or ratified by the Audit Committee.

Indemnification of Directors and Officers

Our Amended and Restated Bylaws provide that we will indemnify our Directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that Directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. We have also entered into indemnification agreements with each of our Directors and executive officers.

Questions and Answers About Our Annual Meeting of Stockholders

Who is entitled to vote?

Holders of shares of Change Healthcare’s common stock of record at the close of business on February 18, 2022 are entitled to vote at the meeting. Each stockholder entitled to vote has the right to one vote on each matter presented at the meeting for each share of common stock that is outstanding in such stockholder’s name.

What is a proxy statement and what is a proxy?

A proxy statement is a document containing the information the SEC requires companies to provide to stockholders so they can make informed decisions about matters that will be voted upon at the Annual Meeting, including proposals for the election of directors, ratification of the company’s independent registered public accounting firm, and the advisory vote on executive compensation.

A proxy, such as the proxy card or electronic proxy that you are being asked to give, is a means by which a stockholder may authorize the voting of his or her shares at the meeting if he or she is unable to attend. The individuals to whom you are giving a proxy to vote your shares are Neil E. de Crescenzo, our President and Chief Executive Officer, Loretta A. Cecil, our Executive Vice President and General Counsel, and Zack Beasley, our Corporate Secretary. The shares represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each stockholder’s direction. Stockholders are urged to specify their choices by marking the appropriate boxes on the proxy card or electronic proxy or voting via telephone. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

Who will pay the cost of this proxy solicitation?

We will pay the cost of preparing, printing and mailing these proxy materials. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

We have retained Morrow Sodali LLC (“Morrow”) to assist with the solicitation of proxies. Morrow will be paid approximately $20,000. We will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of our Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Morrow or, without additional compensation, by certain of our directors, officers and employees.

Why is the Annual Meeting being webcast online?

Due to the public health impact of the COVID-19 outbreak and to support the health and well-being of our stockholders and other participants at the Annual Meeting, this year the Annual Meeting will be a virtual meeting of stockholders held via a live audio webcast. The virtual meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/CHNG2022, providing our stockholders with the opportunity for meaningful engagement with the Company.

How do I participate in the virtual meeting?

To participate in the meeting, you must have your 16-Digit Control Number that is shown on your proxy card or the instructions that accompanied your proxy materials. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CHNG2022. You will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. Should you require technical assistance, support will be available by dialing 1-800-449-0991 (U.S.) or 1-720-378-5962 (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage.

What different methods can I use to vote?

You can vote by any of the following methods:

●	Electronically at the meeting;

●	By mail, by properly executing and returning the proxy card;

●	Electronically, according to the instructions set forth on the proxy card;

●	By telephone, according to the instructions set forth on the proxy card; and

●

If your shares are held in the name of a bank, broker or other holder of record (also known as “street name”), you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the internet or by telephone. In the alternative, you may vote at the meeting if you obtain a legal proxy from your bank, broker or other nominee and present it at the meeting. In order for your shares to be voted on all matters presented at the meeting, we urge all stockholders whose shares are held in street name by a bank, brokerage firm or other nominee to provide voting instructions to such record holder.

What can I do if I change my mind after I vote my shares?

You can change your vote by revoking your proxy at any time before it is exercised in one of three ways: submit a later dated proxy (including a proxy submitted through the internet at www.proxyvote.com, by telephone or by proxy card); notify Change Healthcare’s Corporate Secretary by email at corporatesecretary@changehealthcare.com that you are revoking your proxy; or vote online at the Annual Meeting. If you are a beneficial owner of Change Healthcare shares held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, EQ Shareowner Services, you are considered a “stockholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.

What if I am a beneficial owner and do not give voting instructions to my broker? What is a broker non-vote?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Discretionary Items

The ratification of the appointment of Deloitte as our independent registered public accounting firm is a discretionary item. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal at their discretion.

Non-Discretionary Items

All of the other proposals in this proxy statement are non-discretionary items. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may not vote on these proposals, resulting in a “broker non-vote.”

If you hold your shares through a bank, broker or other nominee, it is important that you cast your vote if you want it to count on all of the matters to be considered at the Annual Meeting.

What proposals are to be voted on at the 2022 Annual Meeting of Stockholders, and what are the voting standards?

Proposal		Change Healthcare Board’s Recommendation	Voting Required	Effect of Withhold Votes/ Abstentions and Broker Non-Votes
1.	Election of the 10 Directors Named in this Proxy Statement	FOR EACH NOMINEE	Plurality of votes cast	None
2.	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR	Affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the matter	Abstentions will have the effect of a vote Against, and Broker Non-Votes will have no effect
3.	Ratification of the Appointment of Deloitte LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2022	FOR	Affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the matter	Abstentions will have the effect of a vote Against, and there will be no Broker Non-Votes

The proxy provides that each stockholder may vote his or her Change Healthcare shares “For” or “Withhold” on individual nominees; and “For,” “Against” or “Abstain” on Proposal 2 (Say-on-Pay) and Proposal 3 (ratification of our independent auditor). Whichever method you select to transmit your instructions, the proxy holders will vote your shares as provided by those instructions. If you provide a proxy without specific voting instructions, the proxy holders will vote your Change Healthcare shares in accordance with the Board recommendations noted above. The vote to approve executive compensation is advisory only and, therefore, the result of this vote will not be binding on our Board or Compensation Committee. Our Board and Compensation Committee will, however, consider the outcome of this vote when evaluating our executive compensation program in the future.

The Annual Meeting does not relate to the pending transaction with UNH. If the transaction is completed, the Company will become a wholly-owned subsidiary of UNH and, consequently, will not hold subsequent annual meetings of Change Healthcare stockholders. Please be advised that Change Healthcare will not hold the Annual Meeting if the transaction is completed prior to the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

In accordance with Delaware law and our Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the voting power of the issued and outstanding shares of the common stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and shares represented by broker non-votes that are present and entitled to vote at the Annual Meeting will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

●

By Internet – If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

●

By Telephone – If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

●

By Mail – You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on March 28, 2022, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record must be received no later than March 28, 2022.

How do I vote my shares online at the Annual Meeting?

You may vote and submit questions while attending the meeting online via live audio webcast. Shares held in your name as the stockholder of record or beneficially in street name may be voted by you while the polls remain open, at www.virtualshareholdermeeting.com/CHNG2022 during the meeting. You will need the 16-Digit Control Number included on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting.

Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online will help support the health and well-being of our stockholders and other participants at the Annual Meeting as we navigate the ongoing public health impact of COVID-19.

We designed the format of the virtual meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

●	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

●	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

Should you require technical assistance, support will be available by dialing 1-800-449-0991 (U.S.) or 1-720-378-5962 (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

Who counts and tabulates the votes?

Broadridge Financial Solutions, Inc. counts and tabulates the votes and acts as the inspector of elections.

When will the company announce the voting results?

Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting, and will be posted on http://ir.changehealthcare.com.

How can I view or request copies of the company’s corporate documents and SEC filings?

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports are available free of charge on the “Financials—SEC Filings page” of our Investor Relations website, Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting, and will be posted on http://ir.changehealthcare.com. We will furnish, without charge, a copy of the annual report on Form 10-K, including the financial statements, to any stockholder upon request to the Change Healthcare Investor Relations Department, Attention: David Elliott, 424 Church Street, Suite 1400, Nashville, TN 37219, in writing, or by email at investor.relations@changehealthcare.com.

How do I submit other proposals or director nominations for presentation at the Annual Meeting to be held in fiscal 2023?

To be eligible for inclusion in the Company’s fiscal 2023 proxy statement pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be sent in writing to the Corporate Secretary at the principal executive offices of the Company, must be received no later than October 31, 2022; provided, however, that in the event that we hold our Annual Stockholder Meeting to be held during the fiscal year ending March 31, 2023 (the “2023 Annual Meeting”) more than 30 days before or after the one-year anniversary date of the 2022 Annual Meeting, we will disclose a new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

In addition, nominations or other business to be properly brought before an annual meeting (including proposals under Rule 14a-8 of the Exchange Act) by a stockholder pursuant to our Amended and Restated Bylaws, the stockholder must have given timely notice thereof in writing to the Corporate Secretary, and, in the case of business other than nominations of persons for election to the board of directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 Annual Meeting, such proposal must be received by the Company on or after November 29, 2022, but no later than December 29, 2022. If the date of the 2023 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or, following the Company’s first annual meeting of stockholders after shares of its common stock are first publicly traded, if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

Also, in addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, if we hold our 2023 Annual Meeting after August 31, 2022, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 28, 2023, provided that, if the date of the 2023 Annual Meeting has changed by more than 30 calendar days from the date of the 2022 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Stockholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside. Each stockholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not household its mailings to its stockholders of record, a number of brokerage firms with account holders who are Company stockholders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.

If your Annual Report and Proxy Statement have been subject to householding and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker.

CHANGE HEALTHCARE INC. 424 CHURCH STREET, SUITE 1400 NASHVILLE, TN 37219

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on 03/28/2022 for shares held directly and by 11:59 p.m. Eastern Time on 03/26/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CHNG2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on 03/28/2022 for shares held directly and by 11:59 p.m. Eastern Time on 03/26/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Withhold

1a.	Neil E. de Crescenzo	☐	☐

1b.	Howard L. Lance	☐	☐

1c.	Nella Domenici	☐	☐

1d.	Nicholas L. Kuhar	☐	☐

1e.	Diana McKenzie	☐	☐

1f.	Bansi Nagji	☐	☐

1g.	Philip M. Pead	☐	☐

1h.	Phillip W. Roe	☐	☐

1i.	Neil P. Simpkins	☐	☐

1j.	Robert J. Zollars	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory Vote to Approve Executive Compensation(Say-on-Pay)	☐	☐	☐

3.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2022	☐	☐	☐

Signature (Joint Owners)	Date

0000529819_1      R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be Held on March 29, 2022:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

CHANGE HEALTHCARE INC.
Annual Meeting of Stockholders
March 29, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Neil E. de Crescenzo and Loretta Cecil, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting, all of the shares of Common stock of CHANGE HEALTHCARE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on March 29, 2022, virtually at www.virtualshareholdermeeting.com/CHNG2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side

0000529819_2     R1.0.0.24